                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                        THE BLACK & DECKER CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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Notes:

--------------------------------------------------------------------------------
[LOGO OF BLACK AND DECKER]

--------------------------------------------------------------------------------

          NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          The 2001 Annual Meeting of Stockholders of The Black & Decker Corporation will be held at the Sheraton Baltimore North, 903 Dulaney Valley Road, Towson, Maryland 21204, on April 25, 2001, at 9:00 a.m., for the following purposes:

          1. To elect eight directors to serve until the next annual meeting;

          2. To approve the selection of Ernst & Young LLP as Black & Decker's independent accountants;

          3. To amend and re-approve The Black & Decker Performance Eq-uity Plan;

          4. To re-approve The Black & Decker Executive Annual Incen-tive Plan;

          5.  To act on certain stockholder proposals; and

          6. To conduct any other business properly brought before the meeting.

            Stockholders of record at the close of business on February 15, 2001, will be entitled to vote at the meeting or any ad-journments of the meeting.

            Your vote is important to us. We encourage you to vote as soon as possible by one of three convenient methods:

             . call the toll-free number listed on the proxy card, or

             . access the Internet site listed on the proxy card, or

             . sign, date, and return the proxy card in the envelope pro-
               vided.

            Your Board of Directors recommends a vote "for" each of the nominees included in the Proxy Statement, "for" proposals 2, 3, and 4 and a vote "against" the stockholder proposals.

          By Order of the Board of Directors
          /s/ Barbara B. Lucas
          Barbara B. Lucas
          Senior Vice President -- Public Affairs and Corporate Secre-
           tary
          March 5, 2001

PROXY STATEMENT

The Notice of Annual Meeting, this Proxy Statement, the enclosed proxy card, and the Annual Report of The Black & Decker Corporation, including the Consoli-dated Financial Statements for the year ended December 31, 2000, are being sent beginning March 5, 2001, to stockholders of record at the close of business on February 15, 2001 (the "Record Date"). On the Record Date, there were 81,458,923 shares of common stock outstanding held by 16,587 stockholders of record. Each share of common stock is entitled to one vote.

   The Board of Directors is soliciting proxies to be voted at the 2001 Annual Meeting of Stockholders to be held at the Sheraton Baltimore North, 903 Dulaney Valley Road, Towson, Maryland 21204, on April 25, 2001, at 9:00 a.m. You may vote your shares by: (1) calling the toll-free number listed on the enclosed proxy card; (2) accessing the Internet site listed on the proxy card; (3) sign-ing the enclosed proxy card and returning it in the enclosed envelope; or (4) attending the meeting in person and voting by ballot at the meeting. You may revoke your proxy, whether it was authorized by signing the enclosed proxy card or granted by using the telephone or Internet procedure, at any time before it is exercised by: (1) delivering written notice of revocation to Black & Decker's Corporate Secretary; (2) delivering another proxy that is properly signed and has a later date; (3) voting by telephone or through the Internet on a later date; or (4) voting in person at the meeting. Voting by mail using the enclosed proxy card, by telephone, or by accessing the Internet does not limit your right to attend the meeting and change your vote by ballot at the meeting.

   The telephone and Internet voting procedures are designed to authenticate your vote using the special control number assigned to you and listed on the enclosed proxy card or sent to you by e-mail if you chose to receive your proxy online. These methods allow stockholders to vote and to confirm that their in-structions have been properly recorded. Your telephone or Internet instructions will authorize the persons named as Proxies to vote your shares as you direct.

   Upon request, Black & Decker will supply proxy materials to brokerage houses and other custodians, nominees, and fiduciaries for distribution to beneficial owners of Black & Decker shares and will reimburse them for their distribution expenses. Black & Decker has hired a proxy solicitation firm, D. F. King & Co., Inc., to assist in the solicitation of proxies and has agreed to pay D. F. King approximately $13,000 and to reimburse its expenses. The solicitation of prox-ies is being made by mail, and also may be made personally, electronically, or by telephone by Black & Decker employees and representatives of D. F. King.

   Black & Decker's principal executive office is at 701 East Joppa Road, Towson, Maryland 21286, and its telephone number is 410-716-3900.

Voting Securities

On the Record Date, to Black & Decker's knowledge, no one other than those listed in the following table beneficially owned more than 5% of the outstand-ing shares of its common stock.

-------------------------------------------------------------------------------
                                  Title of        Amount of          Percent of
             Name                  Class     Beneficial Ownership      Class
-------------------------------------------------------------------------------
FMR Corp.(/1/)                  Common Stock   6,592,114 shares(/2/)    8.1%
82 Devonshire Street
Boston, Massachusetts 02109
Wellington Management Company,
 LLP(/3/)                       Common Stock   4,490,890 shares         5.5%
75 State Street
Boston, Massachusetts 02109
-------------------------------------------------------------------------------

  (1) The Schedule 13G, as amended, filed by FMR Corp. included Edward C. John-son 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp., as reporting persons. According to the Schedule 13G, FMR Corp. has sole voting power for 612,444 shares and sole investment power for 6,592,114 shares.
  (2) Includes 5,728,370 shares (or 7.0% of outstanding common stock) benefi-cially owned by Fidelity Management & Research Company, a wholly owned subsidi-ary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940.
  (3) According to the Schedule 13G filed by Wellington Management Company, LLP, an investment adviser registered under Section 203 of the Investment Ad-visers Act of 1940, Wellington Management Company, LLP has shared voting power for 846,990 shares and shared dispositive power for all of the shares.

Election of Directors

Eight directors will be elected to hold office until their successors are elected and qualified. The election of directors requires the majority of the affirmative vote of the shares of stock present at the meeting in person or by proxy, provided a majority of the outstanding shares of stock are present in person or by proxy at the meeting. Unless otherwise specified, the proxies re-ceived will be voted for the election of the following persons:

              NOLAN D. ARCHIBALD
              CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER
              THE BLACK & DECKER CORPORATION

              Mr. Archibald received an undergraduate degree from Weber State University in 1968 and a master of business administration degree from the Harvard Graduate School of Business in 1970. After serving in various executive positions with Conroy, Inc., Mr. Archibald became vice president of marketing for the Airstream Division of Beatrice Companies, Inc. in 1977. His subsequent positions at Beatrice included president of Del Mar Window Coverings, president of Stiffel Lamp Company, and president of the Home Products Division. In 1983, he was elected a senior vice president of Beatrice and president of the Consumer & Commercial Products Group. Mr. Archibald left Beatrice and was elected president and chief operating officer of Black & Decker in 1985 and chief executive officer in 1986. Since then, he has been elected to the additional position of chairman of the board.

                 Mr. Archibald, who is 57, was first elected a director of
              Black & Decker in 1985. He also serves as a director of Bruns-wick Corporation.
[Photo of Nolan D. Archibald appears here]

              NORMAN R. AUGUSTINE
              RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER
              LOCKHEED MARTIN CORPORATION

              Mr. Augustine received a bachelor of science degree in 1957 and a master of science degree in 1959, both in aeronautical engineering, from Princeton University. After serving in various capacities with Douglas Aircraft Company and Vought Missiles and Space Company, he joined the United States Department of Defense, where he served as Undersecretary of the Army. Mr. Augustine joined Martin Marietta Corporation, a predecessor of Lockheed Martin Corporation, in 1977 as vice president of Aerospace Technical Operations, became a director in 1986, and rose to the position of chairman and chief executive officer in 1988. Following the merger of Martin Marietta and Lockheed Corporation in 1995, he served as president of Lockheed Martin Corporation and later as chairman and chief executive officer. From 1997 through 1999, Mr. Augustine was a lecturer with the rank of Professor on the faculty of Princeton University.

                 Mr. Augustine, who is 65, was first elected a director of
              Black & Decker in 1997. He also serves as a director of Lockheed Martin Corporation, Phillips Petroleum Company, and Procter & Gamble Co.
[Photo of Norman R. Augustine appears here]

              BARBARA L. BOWLES
              CHAIRMAN AND CHIEF EXECUTIVE OFFICER
              THE KENWOOD GROUP, INC.

              Ms. Bowles received an undergraduate degree from Fisk University in 1968 and a master of business administration degree from the University of Chicago in 1971. Following graduation, she held various positions at First National Bank of Chicago, including vice president of trust investments. From 1981 to 1984, Ms. Bowles was assistant vice president and director of investor relations for Beatrice Companies, Inc. In 1984, she joined Kraft, Inc., where she served as corporate vice president until 1989. Ms. Bowles was president and chief executive officer, and is currently chairman and chief executive officer of The Kenwood Group, Inc., an investment advisory firm that she founded in 1989.
[Photo of Barbara L. Lewis appears here]

                 Ms. Bowles, who is 53, was first elected a director of Black
              & Decker in 1993. She also serves as a director of Wisconsin En-ergy, Georgia Pacific, Dollar General Corporation, the Chicago Urban League, and the Children's Memorial Hospital of Chicago.

              M. ANTHONY BURNS
              CHAIRMAN
              RYDER SYSTEM, INC.

              Mr. Burns received a bachelor of science degree from Brigham Young University in 1964 and a master of business administration degree from the University of California at Berkeley in 1965. After nine years with Mobil Oil Corporation, he joined Ryder System, Inc. in 1974. He was elected president and chief operating officer and a director of Ryder in 1979, chief executive officer in 1983 and chairman of the board of directors in 1985. He retired as chief executive officer in 2000, and continues as chairman of the board.

                 Mr. Burns, who is 58, was first elected a director of Black &
              Decker in January 2001. He also serves as a director of J. P. Morgan Chase & Co., Pfizer Inc., and J. C. Penney Company, Inc. He is a member of The Business Council and the Board of Trustees of the University of Miami in Florida. He also is active in sev-eral cultural and civic organizations in Florida.

              MALCOLM CANDLISH
              RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER
              FIRST ALERT, INC.
[Photo of M. Anthony Burns appears here]

              Mr. Candlish received an undergraduate degree from the London School of Economics in 1956. After holding marketing positions with the Beecham Group in London and Brazil and with Colgate-Palmolive in New York, Mr. Candlish worked for McKinsey & Company, Inc. from 1965 to 1977 in numerous locations around the world and was elected a partner in 1971. From 1977 to 1983, he held various positions with Wilson Sporting Goods, including vice president and general manager of the International Division, senior vice president of marketing, and president. He then served six years as president and chief executive officer of Samsonite Corporation. In 1989, Mr. Candlish joined Sealy, Inc. as president and chief operating officer, and shortly thereafter was named chief executive officer and chairman of the board. In 1992, Mr. Candlish left Sealy, Inc. and was elected a director, chairman of the board, and chief executive officer of First Alert, Inc., a manufacturer of home safety products. He relinquished the position of chief executive officer in 1996 and the position of chairman of the board in 1998.

                 Mr. Candlish, who is 65, was first elected a director of
              Black & Decker in 1991. He also serves as a director of AmerUs Group.
[Photo of Malcolm Candlish appears here]

              MANUEL A. FERNANDEZ
              CHAIRMAN
              GARTNER GROUP, INC.

              Mr. Fernandez received an undergraduate degree in electrical engineering in 1967 and completed post-graduate studies in electrical engineering in 1969 from the University of Florida. He also completed post-graduate work in business administration at the Florida Institute of Technology. After graduation, he held various positions with ITT, Harris Corporation, and The Fairchild Corporation. He joined Zilog Incorporated as president in 1979, and in 1982 he joined Gavilan Computer Corporation as president and chief executive officer. In 1984, he became president and chief executive officer of DataQuest, Inc., an information technology service company. In 1991, he joined Gartner Group as president and chief executive officer and was elected chairman of the board in 1995. He is also Managing Director of SI Ventures.

                 Mr. Fernandez, who is 54, was first elected a director of
              Black & Decker in 1999. He also serves as a director of Brunswick Corporation, Click Commerce, Inc., and several private companies and foundations.
[Photo of Manuel A. Fernandez appears here]

              ANTHONY LUISO
              PRESIDENT-INTERNATIONAL
              CAMPOFRIO ALIMENTACION, S.A.

              Mr. Luiso received an undergraduate degree from Iona College in 1967 and a master of business administration degree in 1982 from the University of Chicago. Upon graduation from college, he was employed by Arthur Andersen & Co. and, in 1971, joined Beatrice Companies, Inc. Mr. Luiso held various positions at Beatrice, including president and chief operating officer of the International Food Division and president and chief operating officer of Beatrice U.S. Food. Mr. Luiso left Beatrice in 1986 to become group vice president and chief operating officer of the Foodservice Group of International Multifoods Corporation and served as chairman of the board, president, and chief executive officer of that corporation until 1996. He served as executive vice president of Tri Valley Growers during 1998. He is currently president-international of Campofrio Alimentacion, S.A., the leading processed meat-products company in Spain.

                 Mr. Luiso, who is 57, was first elected a director of Black &
              Decker in 1988.

[Logo of Anthony Luiso appears here]
              MARK H. WILLES
              RETIRED CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER THE TIMES MIRROR COMPANY

              Mr. Willes received an undergraduate degree from Columbia College in 1963 and a doctorate from the Columbia Graduate School of Business in 1967. He was Assistant Professor of Finance and Visiting Lecturer at the Wharton School of Finance and Commerce of the University of Pennsylvania from 1967 to 1971. In 1971, Mr. Willes joined the Philadelphia Federal Reserve Bank, where he held a number of positions, including director of research and first vice president. He was president of the Federal Reserve Bank of Minneapolis from 1977 to 1980. He joined General Mills, Inc. in 1980 as executive vice president and chief financial officer, was elected president, chief operating officer, and a director of General Mills in 1985, and was elected vice chairman of the board in 1992. In 1995, Mr. Willes was elected a director, president, and chief executive officer of The Times Mirror Company, a national news and information company, and, in 1996, was elected to the additional post of chairman of the board. He also was publisher of The Los Angeles Times from 1997 to 1999. He is currently a professor at the Marriott School of Management, Brigham Young University.
[Logo of Mark H. Wiles appears here]

                 Mr. Willes, who is 59, was first elected a director of Black
              & Decker in 1990. He also serves as a director of The Talbots, Inc.

Board of Directors

Compensation of Directors Under the Non-Employee Directors Stock Plan (the "Directors Stock Plan"), non-employee directors receive an annual retainer of 500 shares of common stock and cash in an amount equal to the value of the shares, with committee chairs receiving an additional 50 shares and cash in an amount equal to the value of the shares. No separate meeting fees are paid. Directors have the option to receive their cash fees in shares of common stock or to defer all or a portion of their fees in the form of "phantom shares." Under the 1995 Stock Option Plan for Non-Employee Directors (the "Directors Stock Option Plan"), directors who are not full-time employees of Black & Decker receive options to purchase 2,500 shares of common stock when they first become directors and upon each re-election. The option exercise price under the Directors Stock Option Plan is the market price on the date of grant. Options become exercisable eleven months from the date of grant and remain exercisable for ten years. Black & Decker provides $100,000 of term life insurance for each director who is not an employee and $200,000 of accident insurance coverage during each day that a director is traveling in connection with Black & Decker's business.

   Black & Decker provides retirement benefits to directors who were elected prior to 1994 and retire after having served for five or more years. The annual amount of the benefit is $15,000 (one-half of the annual retainer on the date the retirement plan was closed to newly elected directors). Retirement benefits are paid in monthly installments to the director or the director's surviving spouse until: (1) the number of monthly payments made equals the number of months of service by the director; (2) 120 monthly payments have been made; or
(3) the last day of the month following the death of the individual entitled to the payments, whichever occurs first. The retirement benefit is based only on service as a non-employee director, and no director first elected after 1993 may participate.

   During 2000, the Board of Directors met five times. All directors attended more than 75% of the total number of meetings of the Board and Board committees on which they served.

Committees The Board of Directors has four committees: Executive, Organization, Audit, and Finance. All committees other than the Executive Committee are composed of non-employee directors.

Executive Committee The Executive Committee was composed of Alonzo G. Decker, Jr., Nolan D. Archibald, Malcolm Candlish, Anthony Luiso, and Mark H. Willes. Mr. Decker served as Chairman until his resignation from the Board effective December 31, 2000, and was succeeded as Chairman by Mr. Archibald. The Executive Committee meets when required during intervals between meetings of the Board of Directors and has authority to exercise all of the powers of the Board except as limited by the Maryland General Corporation Law. The Committee did not meet during 2000.

Audit Committee The Audit Committee, which is currently composed of Malcolm Candlish (Chairman), Norman R. Augustine, and Manuel A. Fernandez, each of whom is independent within the meaning of the rules of the New York Stock Exchange, met four times during 2000. The Audit Committee operates under a written charter adopted by the Board. Its functions and qualifications for membership are set forth in its charter, a copy of which is attached as Appendix A to this Proxy Statement.

Finance Committee The Finance Committee, which is currently composed of Anthony Luiso (Chairman), Norman R. Augustine, Barbara L. Bowles, Malcolm Candlish, and Manuel A. Fernandez, met five times during 2000. Its functions include: (1) reviewing financial policies and procedures, operating and financial results, capital expenditures, operating budgets, and proposals for corporate financing, including the issuance, sale, and repurchase of Black & Decker's securities;
(2) approving short-term and long-term borrowings in amounts in excess of established thresholds; (3) making dividend recommendations to the Board of Directors; (4) reviewing certain acquisitions, mergers, divestitures, capital expenditures, dispositions of real estate, interest rates, and foreign currency movements and exposures; and (5) reviewing the pension plans of Black & Decker and its subsidiaries.

Organization Committee The Organization Committee, which is currently composed of Mark H. Willes (Chairman), Barbara L. Bowles, and Anthony Luiso, met five times during 2000. Its functions include: (1) reviewing management structure and performance; (2) recommending the election or removal of officers and planning for succession; (3) reviewing the job performance of elected officers;
(4) recommending salaries and benefits for principal corporate officers; and
(5) administering incentive compensation plans and stock option plans.

   The Organization Committee also is responsible for: (1) proposing to the Board of Directors a slate of nominees for election as directors at the annual meeting of stockholders; (2) recommending candidates to fill Board vacancies between annual meetings of stockholders; (3) nominating annually a slate of of-ficers and members of the standing committees of the Board; and (4) evaluating the continuing physical and mental fitness of individual directors to serve. In nominating directors, the Organization Committee will consider nominees recom-mended by stockholders.

   A director may not serve on the Organization Committee if he or she is or was an employee of Black & Decker, is receiving compensation from Black & Decker in any capacity other than as a director, or is an employee or principal of an advisor, consultant, or significant customer or supplier to Black & Decker.

Nomination of Directors Only persons nominated in accordance with Black & Decker's bylaws are eligible for election as directors. Nominations may be made at the meeting only by the Board of Directors or any nominating committee or person appointed by the Board or by any stockholder who is entitled to vote and follows the procedures described below.

   A stockholder may nominate a person for election as a director by sending a written notice to the Corporate Secretary at 701 East Joppa Road, Towson, Maryland 21286, that is received not less than 90 days nor more than 110 days prior to the meeting. If Black & Decker provides less than 100 days' notice of the date of the meeting, the stockholder's notice must be received no later than the close of business on the tenth day after the meeting notice was mailed or the public disclosure was made, whichever occurred first. The stockholder's notice must include: (1) the name, age, business address, and residence address of the nominee; (2) the principal occupation or employment of the nominee; (3) the number of shares of common stock owned by the nominee; and (4) any other information relating to the nominee that is required to be disclosed in solicitations for proxies for election of directors according to Regulation 14A under the Securities Exchange Act of 1934. The stockholder also must include the stockholder's name and address and the number of shares of common stock owned. Black & Decker may require any proposed nominee to furnish other information that may be necessary to determine the nominee's eligibility to serve as a director. If the chairman of the meeting determines that a nomination was not made in accordance with these procedures, the chairman will announce this at the meeting, and the nomination will be disregarded.

Section 16(a) Beneficial Ownership Reporting Compliance

The rules of the Securities and Exchange Commission require that Black & Decker disclose late filings of reports of stock ownership, or changes in ownership, by its directors, officers, and 10% stockholders. Based on its review of the copies of forms it received, or written representations from reporting persons that they were not required to file a Form 5, Black & Decker believes that, during 2000, all reports required under Section 16(a) of the Securities Exchange Act for its directors, officers, and 10% stockholders were filed on a timely basis.

Security Ownership of Management

The Board of Directors has adopted a stock ownership policy for executives, the primary purpose of which is to strike a balance between the objectives of stock ownership and individual financial planning. The policy provides for minimum share ownership targets ranging from shares having a market value of one times the base salary of certain executives to five times the base salary of the chief executive officer. Until the minimum share-ownership target is met, an executive is expected to retain at least 50% of the net shares received under the Performance Equity Plan and upon exercise of stock options. The policy does not apply to executives who are 60 years of age or older.

The following table shows the number of shares of Black & Decker common stock beneficially owned on the Record Date by each director-nominee, each named ex-ecutive officer, and all current directors and executive officers as a group. Other than Mr. Archibald, who beneficially owns 1.1% of the common stock, each director and named executive officer beneficially owns less than 1% of the com-mon stock, and all current directors and executive officers as a group benefi-cially own 2.4% of the common stock. The table also includes: (1) shares of common stock that directors and executive officers have the right to acquire within 60 days of the Record Date, including shares that they have the right to acquire by exercising stock options; and (2) stock units that have been de-ferred by directors, but ultimately will be paid in shares of common stock un-der the Directors Stock Plan.

---------------------------------------------------------------------------
                                                     Number of Shares
                                                       Beneficially
                                                          Owned
---------------------------------------------------------------------------
Nolan D. Archibald                                        908,852(/1/)
---------------------------------------------------------------------------
Norman R. Augustine                                        17,559(/2/)
---------------------------------------------------------------------------
Barbara L. Bowles                                          15,000(/3/)
---------------------------------------------------------------------------
M. Anthony Burns                                              125
---------------------------------------------------------------------------
Malcolm Candlish                                           19,382(/3/,/4/)
---------------------------------------------------------------------------
Charles E. Fenton                                         137,169(/5/)
---------------------------------------------------------------------------
Manuel A. Fernandez                                         9,529(/6/)
---------------------------------------------------------------------------
Paul A. Gustafson                                         148,097(/7/)
---------------------------------------------------------------------------
Anthony Luiso                                              20,865(/3/,/8/)
---------------------------------------------------------------------------
Michael D. Mangan                                          31,264(/9/)
---------------------------------------------------------------------------
Paul F. McBride                                           150,000(/10/)
---------------------------------------------------------------------------
Mark H. Willes                                             20,095(/3/,/11/)
---------------------------------------------------------------------------
All Directors and Executive Officers as a Group (23
 persons)                                               1,973,402(/12/)
---------------------------------------------------------------------------

  (1) Includes 585,000 shares that may be acquired within 60 days of the Record Date by exercising stock options. Also includes 2,974 shares held under the Re-tirement Savings Plan and 54,743 shares held by or for the benefit of members of Mr. Archibald's immediate family as to which Mr. Archibald has sole or shared voting or investment power.
  (2) Includes 9,500 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan. Also includes 3,059 stock units that are held for the benefit of Mr. Augustine in a deferred compensation account under the Directors Stock Plan, which stock units ultimately will be paid in shares of common stock at the end of the de-ferral period selected by Mr. Augustine.
  (3) Includes 12,500 shares that may be acquired within 60 days of the Record Date by exercising stock options granted under the Directors Stock Option Plan.
  (4) Includes 5,200 shares owned by a revocable trust over which Mr. Candlish has voting and investment power in his capacity as a settlor and a trustee. Also includes 1,132 stock units that are held for the benefit of Mr. Candlish in a deferred compensation account under the Directors Stock Plan, which stock units ultimately will be paid in shares of common stock at the end of the de-ferral period selected by Mr. Candlish.

  (5) Includes 1,674 shares held under the Retirement Savings Plan and 105,250 shares that may be acquired within 60 days of the Record Date by exercising stock options.
  (6) Includes 7,500 shares that may be acquired within 60 days of the Record Date by exercising options granted under the Directors Stock Option Plan. Also includes 2,029 stock units that are held for the benefit of non-employee direc-tors under the Directors Stock Plan, which stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Fernandez.
  (7) Includes 4,098 shares held under the Retirement Savings Plan and 127,375 shares that may be acquired within 60 days of the Record Date by exercising stock options. Also includes 50 shares held for the benefit of a member of Mr. Gustafson's immediate family.
  (8) Includes 3,365 stock units that are held for the benefit of Mr. Luiso in a deferred compensation account under the Directors Stock Plan, which stock units ultimately will be paid in shares of common stock at the end of the de-ferral period selected by Mr. Luiso.
  (9) Includes 14 shares held under the Retirement Savings Plan and 31,250 shares that may be acquired within 60 days of the Record Date by exercising stock options.
  (10) Includes 150,000 shares that may be acquired within 60 days of the Rec-ord Date by exercising stock options.
  (11) Includes 4,230 shares owned jointly with Mr. Willes' spouse. Also in-cludes 3,365 stock units that are held for the benefit of Mr. Willes in a de-ferred compensation account under the Directors Stock Plan, which stock units ultimately will be paid in shares of common stock at the end of the deferral period selected by Mr. Willes.
  (12) Includes 18,164 shares held for the account of the executive officers under the Retirement Savings Plan and 1,495,550 shares that executive officers and directors have the right to acquire within 60 days of the Record Date by exercising stock options. Also includes 12,949 stock units that are held in de-ferred compensation accounts for the benefit of non-employee directors under the Directors Stock Plan, which stock units ultimately will be paid in shares of common stock at the end of the deferral periods selected by participating directors. These stock units are not entitled to be voted and may not be trans-ferred, but have been listed in the table because they represent part of the total economic interest of the directors in Black & Decker stock.

   The information provided in the table above is based on information received from the directors and executive officers. The inclusion of shares in the table is not an admission of beneficial ownership by the director or executive offi-cer next to whose name the shares appear. Unless otherwise indicated in a foot-note, the director or executive officer had sole voting and investment power over the shares.

Executive Compensation

The following tables and text summarize, in accordance with regulations of the Securities and Exchange Commission, Black & Decker's compensation of its execu-tive officers.

Summary Compensation The following table shows a three-year history of Black & Decker's compensation of its chief executive officer and the four other most highly compensated executive officers based on total annual salary and bonus for 2000.

-------------------------------------------------------------------------------------------------------
                                  Annual Compensation                    Long-Term Compensation
                          --------------------------------------    --------------------------------
                                                                      Awards     Payouts
                                                                    ---------- ------------
                                                         Other      Securities                All
                                                         Annual     Underlying               Other
Name and Principal                                      Compen-      Options/               Compen-
Position                  Year      Salary     Bonus     sation        SARs    LTIP Payouts  sation
-------------------------------------------------------------------------------------------------------
Nolan D. Archibald        2000    $1,100,000 $1,250,000 $154,342(a) 1,000,000   $1,156,978  $137,964(b)
Chairman, President, and  1999     1,016,667  2,200,000  154,955(c)   200,000    1,221,296   143,214
Chief Executive Officer   1998       966,667  2,000,000  214,593(d)   200,000    1,385,789   128,753
-------------------------------------------------------------------------------------------------------
Charles E. Fenton         2000       376,667    260,000   27,637(e)   150,000      374,716    35,890(f)
Senior Vice President
 and                      1999       363,750    337,500   27,828(e)    30,000      310,185    41,627
General Counsel           1998       348,333    500,000   27,496(e)    30,000      329,925    32,890
-------------------------------------------------------------------------------------------------------
Paul A. Gustafson         2000       345,000    250,000   26,527(g)   175,000      292,085    39,218(h)
Executive Vice President  1999       320,000    400,000   26,113(g)    35,000      242,323    24,213
                          1998       294,167    270,000   26,252(g)    35,000      197,955    21,652
-------------------------------------------------------------------------------------------------------
Michael D. Mangan         2000       346,667    230,000   26,213(i)   125,000      183,625    28,085(j)
Senior Vice President
 and                      1999        38,043    100,000    6,078(i)    50,000                193,866
Chief Financial Officer   1998(k)
-------------------------------------------------------------------------------------------------------
Paul F. McBride           2000       525,000    350,000   26,061(l)   200,000      550,968    28,763(m)
Executive Vice President  1999       339,103    750,000  330,675(n)   600,000                597,027
                          1998(o)
-------------------------------------------------------------------------------------------------------

  (a) Includes perquisites and other personal benefits of $68,166. The perqui-sites and other personal benefits include personal use of Black & Decker's plane at an approximate cost to Black & Decker of $24,274 and reimbursement for financial counseling fees of $31,057.

  (b) Includes $5,100 in contributions to the Retirement Savings Plan, $52,714 in life insurance premiums, and $80,150 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.
  (c) Includes perquisites and other personal benefits of $67,763. The perqui-sites and other personal benefits include personal use of Black & Decker's plane at an approximate cost to Black & Decker of $36,806 and reimbursement for financial counseling fees of $17,603.
  (d) Includes perquisites and other personal benefits of $99,419. The perqui-sites and other personal benefits include personal use of Black & Decker's plane at an approximate cost to Black & Decker of $68,073.
  (e) The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Fenton did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
  (f) Includes $3,400 in contributions to the Retirement Savings Plan, $15,715 in life insurance premiums, and $16,775 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.
  (g) The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Gustafson did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
  (h) Includes $5,100 in contributions to the Retirement Savings Plan, $22,118 in life insurance premiums and $12,000 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.
  (i) The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. Mangan did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
  (j) Includes $500 in contributions to the Retirement Savings Plan, $14,685 in life insurance premiums, and $12,900 in contributions to the Supplemental Retirement Savings Plan, all paid by Black & Decker.
  (k) Mr. Mangan joined Black & Decker in 1999. He was not employed by Black & Decker at any time during 1998.
  (l) The total cost to Black & Decker of the perquisites and other personal benefits received by Mr. McBride did not exceed the lesser of $50,000 or 10% of the total amounts reported in the Salary and Bonus columns and, therefore, is not included.
  (m) Includes $13,013 in life insurance premiums and $15,750 in contributions to the Supplemental Retirement Savings Plan, both paid by Black & Decker.
  (n) Includes reimbursement for moving expenses of $165,658. Also includes $145,280 paid to Mr. McBride to cover the income tax liability associated with that reimbursement of moving expenses.
  (o) Mr. McBride joined Black & Decker in 1999. He was not employed by Black & Decker at any time during 1998.

Option/SAR Grants in Last Fiscal Year The following table shows information about grants of stock options to named executive officers under Black & Decker's stock option plans during 2000. No freestanding stock appreciation rights ("SARs") were granted to executive officers during 2000.

-------------------------------------------------------------------------------------------
                                                                      Potential Realized
                                                                           Value at
                                                                    Assumed Annual Rates of
                                                                          Stock Price
                                                                         Appreciation
                                  Individual Grants                     for Option Term
                    ----------------------------------------------- -----------------------
                     Number of      % of Total
                     Securities    Options/SARs
                     Underlying     Granted to  Exercise
                    Options/SARs   Employees in or Base  Expiration
Name                  Granted      Fiscal Year   Price      Date        5%          10%
-------------------------------------------------------------------------------------------
Nolan D. Archibald   1,000,000(a)      25.7     42.7812   4/30/10   $26,904,870 $68,182,210
Charles E. Fenton      150,000(a)       3.9     42.7812   4/30/10     4,035,731  10,227,332
Paul A. Gustafson      175,000(a)       4.5     42.7812   4/30/10     4,708,352  11,931,887
Michael D. Mangan       75,000(b)       1.9     49.3125   1/06/10     2,325,928   5,894,357
                        50,000(c)       1.3     42.7812   4/30/10     1,345,244   3,409,111
Paul F. McBride        200,000(c)       5.1     42.7812   4/30/10     5,380,974  13,636,442
-------------------------------------------------------------------------------------------

  (a) 50% of these options become exercisable three years after the date of grant and 50% five years after the date of grant.
  (b) These options become exercisable in four equal annual installments be-ginning 12 months after the date of grant.
  (c) 50% of these options become exercisable two years after the date of grant and 50% three years after the date of grant.

   These stock options have an exercise price equal to the fair market value of common stock on the date of grant. They also include a limited SAR, i.e., upon a change in control, the stock options would be canceled, and the holder would be entitled to a cash payment equal to the difference between the market value of common stock and the exercise price of each of the outstanding op-tions.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year End Option/SAR Values The following table shows information regarding stock options exercised by Black & Decker's named executive officers during 2000 and the num-ber and value of unexercised stock options at December 31, 2000. The value of unexercised stock options is based on the closing price of $39.25 per share of common stock on December 29, 2000, the last trading day of 2000. As of that date, no freestanding SARs were outstanding.

--------------------------------------------------------------------------------------------
                                           Number of Securities      Value of Unexercised
                                          Underlying Unexercised         In-the-Money
                                              Options/SARs at           Options/SARs at
                      Shares                 December 31, 2000         December 31, 2000
                     Acquired    Value   ------------------------- -------------------------
Name                on Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
--------------------------------------------------------------------------------------------
Nolan D. Archibald       --        --     1,335,000    1,275,000   $26,565,000    $31,250
Charles E. Fenton        --        --       105,250      193,750       529,875      7,813
Paul A. Gustafson        --        --       127,375      225,000       506,531      7,813
Michael D. Mangan        --        --        12,500      162,500             0          0
Paul F. McBride          --        --       150,000      650,000             0          0
--------------------------------------------------------------------------------------------

Long-Term Incentive Plans -- Awards in Last Fiscal Year

-----------------------------------------------------------------------------------
                                                        Estimated Future Payouts
                                                                  under
                      Number of      Performance or       Non-Stock Price-Based
                       Shares,     Other Period until           Plans(b)
                    Units or Other   Maturation or    -----------------------------
Name                  Rights(a)          Payout       Threshold  Target   Maximum
-----------------------------------------------------------------------------------
Nolan D. Archibald      23,647          3 years       $464,072  $928,145 $1,392,217
Charles E. Fenton        7,278          3 years        142,831   285,662    428,492
Paul A. Gustafson        6,633          3 years        130,173   260,345    390,518
Michael D. Mangan        6,449          3 years        126,562   253,123    379,685
Paul F. McBride         10,134          3 years        198,880   397,760    596,639
-----------------------------------------------------------------------------------

  (a) Each of these awards constitutes a grant under the Performance Equity Plan (the "PEP") of performance units equivalent to shares of common stock in December 2000 for the three-year period commencing January 1, 2001. Cash amounts paid under the PEP during 2000 for outstanding performance units in amounts equal to the dividends that would have been paid if the performance units were in the form of common stock are included in the Other Annual Compen-sation column of the Summary Compensation Table.
  (b) In accordance with the performance goals established under the PEP for the three-year period ending December 31, 2003, the threshold, target, and max-imum awards are equal to 50%, 100%, and 150%, respectively, of the performance units granted. The various levels of future payouts will be based upon Black & Decker achieving established targets for earnings per share at the end of the three-year performance period. The amounts shown for each named executive offi-cer are based on the closing price of $39.25 per share of common stock on De-cember 29, 2000, the last trading day of 2000. The value of any payouts ulti-mately received will vary depending, among other things, on the price per share of common stock on the date the payouts are made.

Pension Benefits The following table shows the estimated annual retirement benefits payable under Black & Decker's pension plans to participating execu-tives, including the executive officers named in the Summary Compensation Ta-ble, based on the stated average annual compensation and years of service. Black & Decker maintains non-contributory, tax-qualified defined benefit plans that cover most officers and salaried employees. Tax code provisions limit the annual benefits that may be paid from tax-qualified retirement plans. Black & Decker also maintains supplemental plans for specified executives that autho-rize payment outside of the tax-qualified plans of annual benefits in excess of amounts permitted to be paid under the tax-qualified plans. The following table reflects benefits payable under both the tax-qualified plans and the ap-plicable supplemental plans for executives participating in the tax-qualified plans and the applicable supplemental plans.

Pension Plan Table

--------------------------------------------------------------------------------
                                      Years of Service
Average Annual   ---------------------------------------------------------------
 Compensation        15           20           25           30           35
--------------------------------------------------------------------------------
 $  500,000      $  300,000   $  300,000   $  300,000   $  300,000   $  300,000
    750,000         450,000      450,000      450,000      450,000      450,000
  1,000,000         600,000      600,000      600,000      600,000      600,000
  1,250,000         750,000      750,000      750,000      750,000      750,000
  1,500,000         900,000      900,000      900,000      900,000      900,000
  1,750,000       1,050,000    1,050,000    1,050,000    1,050,000    1,050,000
  2,000,000       1,200,000    1,200,000    1,200,000    1,200,000    1,200,000
  2,500,000       1,500,000    1,500,000    1,500,000    1,500,000    1,500,000
  3,000,000       1,800,000    1,800,000    1,800,000    1,800,000    1,800,000
  3,500,000       2,100,000    2,100,000    2,100,000    2,100,000    2,100,000
  4,000,000       2,400,000    2,400,000    2,400,000    2,400,000    2,400,000
--------------------------------------------------------------------------------

   The amounts in the Pension Plan Table assume that benefit payments will start when the participant reaches age 60 (with five years of service). If payments start before age 60, the benefit amount would be actuarially reduced. For at least ten but less than 15 years of service, the amounts in this table would be 50% of average annual compensation. For less than ten years of serv-ice, the amounts in the table would be 5% of average annual compensation for each year of service. These reductions, however, would not apply to partici-pants in the plan when a change in control occurs.

   The compensation reflected in the Pension Plan Table is the executive's base annual salary and bonus (as reported in the Summary Compensation Table), including salary continuance periods. The amount of compensation used when calculating the amounts in the Pension Plan Table is an executive's highest three-year average of compensation out of the last five years of employment (or the last five calendar years) with Black & Decker or, in the case of exec-utives covered by certain supplemental plans and employed by Black & Decker on the date of a change in control, before the date of the change in control, if that average is higher. In the event of a change in control, an executive cov-ered by these supplemental plans and employed by Black & Decker on the date of the change in control will receive full benefits regardless of his or her years of credited service. The normal retirement age is 65 for pension plan purposes and is age 60 with five years of service for supplemental plan pur-poses.

   The credited years of service for pension purposes as of December 31, 2000, and the estimated years of service at age 60 for each executive named in the Summary Compensation Table are as follows:

-------------------------------------------------------------
                      Years of Service     Years of Service
Name                at December 31, 2000 at Normal Retirement
-------------------------------------------------------------
Nolan D. Archibald         15.25                17.75
Charles E. Fenton          11.67                19.08
Paul A. Gustafson          36.21                37.38
Michael D. Mangan           1.17                17.00
Paul F. McBride             1.73                16.83
-------------------------------------------------------------

   The Pension Plan Table reflects the annual benefit payable beginning at the participant's 60th birthday in the form of an annuity for the participant's life. If a participant dies, his or her surviving spouse receives 50% of the monthly benefits for the spouse's life.

   The benefits reflected in the Pension Plan Table are reduced by 100% of the participant's Social Security benefits and any retirement, disability, death, and similar benefits received from Black & Decker or any other employer.

Severance Benefits and Other Agreements The terms and conditions of employment of Mr. Archibald, Black & Decker's chairman, president, and chief executive officer, are governed by a written employment contract. Mr. Archibald's con-tract currently provides for an annual salary of $1,100,000, severance pay-ments on basically the same terms and conditions as stated below in the dis-cussion of severance benefits agreements, and the continuation of substan-tially all benefits and perquisites for a three-year period following termina-tion of employment (other than a voluntary termination by Mr. Archibald), or until he obtains substantially equivalent employment.

   In addition to the severance benefits agreements discussed below, Black & Decker has an executive salary continuance plan covering some executives, in-cluding Messrs. Fenton, Gustafson, Mangan, and McBride. If a covered executive is terminated other than for cause, the executive's compensation and benefits will be continued for a specified period of up to two years or until another position of employment is obtained, whichever occurs first. The compensation and benefits payable under the salary continuance plan will be offset by the compensation and benefits paid or credited to the executive by another employ-er. Black & Decker will continue to pay the difference between the new compen-sation and benefits and the executive's base salary and benefits at the time of termination, if higher, for the remainder of the salary continuance period.

   In 1986, Black & Decker entered into severance benefits agreements that provided for payments to be made to certain key management employees who are terminated following a change in control of Black & Decker. These agreements have been amended and restated from time to time, and currently cover 16 em-ployees, including each named executive officer. The severance benefits agree-ments expire on December 31, 2005, unless a change in control occurs prior to that date, in which case the agreements expire 36 months after the date of the change in control. The severance benefits agreements provide for the payment of specified benefits if employment terminates under certain circumstances within three years following a change in control. A change in control is deemed to take place whenever: (1) a person, group of persons, or other entity becomes the beneficial owner of securities of Black & Decker having 20% or more of the combined voting power of Black & Decker's then-outstanding securi-ties; (2) a significant change in the composition of the Board of Directors occurs; (3) Black & Decker enters into an agreement that would result in a change of control; or (4) the stockholders of Black & Decker approve certain types of extraordinary transactions.

   Circumstances triggering payment of severance benefits under these agree-ments include: (1) involuntary termination of employment for reasons other than death, disability, or cause; or (2) voluntary termination by the employee in the event of significant changes in the nature of his or her employment, including reductions in compensation and changes in responsibilities and pow-ers.

   Benefits under the severance benefits agreements generally include: (1) a lump sum severance payment equal to three times the sum of the employee's an-nual base salary and the Annual Incentive Plan maximum payment; (2) payment of deferred compensation; (3) maintenance for a period of three additional years of life, disability, accident, medical, dental, and health insurance benefits substantially similar to those benefits to which the employee was entitled im-mediately prior to termination; (4) additional payments to cover any excise tax imposed by Section 4999 of the Internal Revenue Code; (5) reimbursement of legal fees and expenses incurred as a result of the termination; and (6) cash payments in lieu of common stock issuable under stock option plans. For these purposes, Annual Incentive Plan maximum payment means the higher of the em-ployee's maximum potential award under the applicable Annual Incentive Plan for a specified base year or any subsequent year.

   The Board of Directors believes that these severance benefits agreements encourage the commitment and availability of key management employees and en-sure that they will be able to devote their full attention and energy to the affairs of Black & Decker in the face of potentially disruptive and distract-ing circumstances in the event of an attempted or actual change in control or an unsolicited takeover. In any such event, key management employees will be able to analyze and evaluate proposals objectively with a view to the best in-terests of Black & Decker and its stockholders and to act as the Board may di-rect without fear of retribution if the change in control occurs. The sever-ance benefits agreements, however, may have the incidental effect of discour-aging takeovers and protecting the employees from removal, because the agree-ments increase the cost that would be incurred by an acquiring company seeking to replace current management.

Certain Relationships and Related Transactions On June 23, 1999, Black & Decker made a $100,000 relocation loan to Christopher Metz, a vice president, in connection with his relocation to California to assume the position of president of Kwikset. The loan, which does not bear interest, will be forgiven over a five-year period ending June 15, 2004. If Mr. Metz voluntarily leaves Black & Decker, however, he will be obligated to pay Black & Decker the entire $100,000, plus 8% per annum interest. In addition, if Black & Decker transfers Mr. Metz to a location outside of California before the end of the five-year period, Mr. Metz will receive a $20,000 credit for each year he resides in California.

Organization Committee Report on Executive Compensation

Recommendations regarding the annual salaries of Black & Decker's executive of-ficers are made by the Organization Committee and submitted to the Board of Di-rectors for approval. The Board did not reject or modify in any material way any of the recommendations of the Committee during 2000. Awards of incentive compensation are made by the Committee under the incentive plans described be-low and are reported to the Board.

Philosophy and Objectives Black & Decker seeks to attract and retain top qual-ity executives by providing a competitive, performance-based executive compen-sation program. The fixed compensation element of the program is intended to be, in the aggregate with other compensation, competitive with the market. The incentive compensation element is designed to focus management on annual and long-term financial performance and on long-term stock price performance, with both annual and long-term objectives and both cash and stock-based rewards. The program reflects Black & Decker's pay-for-performance philosophy and is in-tended to provide pay commensurate with performance.

   Total payouts under the incentive compensation element of the program vary with Black & Decker's annual and long-term performance against the objectives and targets established under each of the incentive compensation plans and, subject to limitations, with the Committee's subjective evaluation of individ-ual performance.

   Once it is determined that a participant is eligible for payment under the Executive Annual Incentive Plan ("EAIP") because the threshold earnings per share, excluding non-recurring items (gains on the sale of businesses, the write-off of goodwill, and restructuring charges), have been reached and, if applicable, the participant's particular business unit reached its financial targets, the exact amount of the payment is determined by multiplying the target payment by a payout factor and an individual performance factor. Although the payout factor is determined by a mathematical formula calculated against established objectives (including return on net assets, gross margin, costs of goods sold, or cash flow for executives with operating responsibility), the actual payment is determined following a subjective evaluation of the participant's performance and success in areas deemed to be significant to Black & Decker as a whole or to the particular business unit. A participant's performance evaluation may result in a payment less than (but not greater than) the amount otherwise payable under the plan. Under certain circumstances, in the case of individual performance that the Committee deems extraordinary, the Committee may award a special bonus outside of the EAIP to a participant.

   The United States Internal Revenue Code limits deductions for certain com-pensation in excess of $1 million annually paid to specified executive officers of public companies. The Committee continues to monitor its executive compensa-tion plans and policies with a view toward preserving the deductibility of ex-ecutive compensation while maintaining an ability to attract and retain those executives necessary to assist Black & Decker in reaching its goals and objec-tives. Because the Committee believes that the prudent use of discretion in de-termining pay level is in the best interest of Black & Decker and its stock-holders, under some circumstances (other than under the EAIP and the Perfor-mance Equity Plan ("PEP")) the Committee may continue to exercise both positive and negative discretion in determining appropriate amounts of compensation. In those situations, part of the compensation paid may not be deductible.

Principal Components of Executive Compensation The principal components of the executive compensation program are base salary, annual and long-term incentive compensation, and stock option incentives.

   Black & Decker's objective is to pay its executive officers base salaries that are sufficient to attract and retain individuals with the qualities be-lieved to be necessary for the long-term financial success of Black & Decker and that are competitive in the marketplace. An individual executive officer's salary level generally is based on tenure, an evaluation of the executive offi-cer's performance during the period in which he or she has been employed, and other special circumstances such as the international nature of Black & Decker's business, overseas assignments, and direct competition for the execu-tive officer's services. The Committee and the Board of Directors generally consider increases in base salary at 14-month intervals for executive officers other than the chief executive officer and at 18-month intervals for the chief executive officer. The Committee and the Board from time to time also consider increases in base salary in connection with significant promotions or increases in the responsibilities of executive officers and when it is necessary to re-spond to competitive pressures.

   Historically, the Committee has approved annual bonuses based upon a number of factors, including earnings per share ("EPS") performance against estab-lished targets. Individual awards generally have been based upon corporate fi-nancial performance, business unit performance, and a subjective evaluation of individual performance. Corporate financial performance generally has been mea-sured by EPS excluding non-recurring items, and business unit performance gen-erally has been measured by certain financial objectives, including return on net assets, gross margin, costs of goods sold, or cash flow, against budget.

Target incentive awards then have been multiplied by a payout factor and an individual performance factor. Throughout the remainder of this Report, refer-ences to EPS mean EPS excluding non-recurring items.

   In 2000, the payout factor for executive officers who were members of the corporate staff was entirely dependent upon EPS. For executive officers with operating responsibility for individual business units, 25% of the payout fac-tor was determined by comparing EPS to target, and 75% was determined by com-paring actual business-unit performance to target business-unit performance.

   The EPS achieved in 2000 was between the threshold EPS and the EPS target established by the Committee at the beginning of the year for purposes of awards under the EAIP. Incentive awards for 2000 ranged from 84.2% to 92.0% of base salary, reflecting the extent to which EPS exceeded the minimum goal for the year and the Committee's evaluation of each individual's performance and the performance of the business unit or units for which the individual was re-sponsible. For the year ended December 31, 2000, seven individuals received awards under the EAIP.

   The long-term incentive program is composed of the PEP and stock option plans. The PEP is a stock-based performance plan. PEP units and stock options are granted annually to eligible participants. PEP units provide a potential award, generally payable in stock, based on Black & Decker's three-year per-formance against established EPS and, in the case of executives with operating responsibility, certain financial objectives of the relevant business unit, including return on net assets, gross margin, costs of goods sold, or cash flow. The EPS targets are established by the Committee at the beginning of each three-year period after consideration of the long-term operating plan. Stock options generally have a ten-year term, are granted at fair market value on the date of grant, include limited stock appreciation rights exercisable in the event of a change in control, and generally become exercisable in equal annual installments over a four-year period. The number of PEP units or stock options granted to an executive officer for a given period generally is deter-mined by the officer's base salary, with the dollar value of the shares under-lying the PEP unit grant ranging from 25% to 70% of base salary. To maximize the incentive aspects of these programs and focus on those individuals who are in a position to have the greatest effect on Black & Decker's performance, the percentages of base salary increase as responsibility increases. The number of PEP units or stock options is not tied to Black & Decker's past performance, since the ultimate value of the benefit depends on future corporate perfor-mance and the future market values of Black & Decker's common stock. Approxi-mately 450 individuals received stock options in 2000, and 36 individuals re-ceived payouts for the three-year PEP performance period that ended December 31, 2000.

Compensation of the Chief Executive Officer Mr. Archibald's base salary of $1,100,000 was unchanged in 2000. Under the EAIP criteria established at the beginning of 2000, Mr. Archibald received an award of 92% of his base salary, based on the EPS achieved in 2000, plus an additional bonus outside of the EAIP of $238,000.

   Stock options and PEP awards represent Mr. Archibald's primary long-term incentive opportunity. Coupled with Black & Decker's stock ownership policy for executive officers, which is discussed above under the caption "Security Ownership of Management," these components of the long-term incentive award program are intended to create a strong motivation to develop and implement strategies that lead to consistent and lasting increases in Black & Decker's return to its stockholders. Mr. Archibald's stock ownership significantly ex-ceeds the stock ownership policy target of five times his salary established by the Board of Directors.

   In May, the Committee awarded Mr. Archibald 1,000,000 stock options, 50% of which are exercisable three years from the date of grant and all of which are exercisable five years from the date of grant. The grant was made to continue to align his interests with those of stockholders.

   For the three-year period that ended December 31, 2000, Mr. Archibald had been granted 16,634 PEP units. Under the terms of the PEP, participants are entitled to receive up to 150% of the original grant if the target EPS is ex-ceeded. Because Black & Decker exceeded the target EPS for this performance period, 24,951 shares were awarded to Mr. Archibald for the period. This num-ber of shares represented an award of 150% of the PEP units granted to him for this performance period because the EPS achieved in 2000 entitled him to the maximum award established at the beginning of the performance period. For the three-year performance period beginning January 1, 2001, the Committee granted Mr. Archibald 23,647 PEP units, which, if earned, would equal approximately 70% of his current salary based on the stock price on the date of grant.

Compensation of Other Executive Officers With the exception of executive offi-cers who received salary increases in connection with their initial election as executive officers or substantial promotions in 2000, the named and other executive officers received salary increases ranging from none to 15.6% during 2000.

   The named and other executive officers (other than Mr. Archibald) received annual incentive awards ranging from $75,000 to $350,000. In addition to Mr. Archibald, five other officers received special bonuses outside of the EAIP in recognition of their contributions during fiscal year 2000. The incentive awards were determined in a manner consistent with the plans and philosophy described above.

   For the three-year performance period beginning January 1, 2001, the Com-mittee granted PEP units to the named and other executive officers (other than Mr. Archibald) based on target percentages of base salary of approximately 40% to 70% in a manner consistent with the philosophy described above. For the three-year performance period that ended on December 31, 2000, the Committee awarded shares to those executive officers participating in the PEP at a level of 150% of the PEP units initially granted for this performance period in a manner consistent with the philosophy described above.

   In addition to Mr. Archibald, a number of named and other executive offi-cers received stock option grants during 2000. The level of the stock option grants was determined based on the long-term incentive compensation philosophy described above. The options have a ten-year term, are exercisable at the fair market value of the shares of common stock on the date of grant and include limited stock appreciation rights exercisable in the event of a change in con-trol as defined in the plans. Generally, 50% of the stock options become exer-cisable either two or three years from the date of grant, with the remainder becoming exercisable either three or five years, respectively, from the date of grant.

Access to Competitive Compensation Data The Committee reviews with management competitive data from recognized national surveys concerning executive compen-sation levels and practices as part of the process of establishing an appro-priate level of overall executive compensation. These surveys include some of the companies that are included in the Peer Group used by Black & Decker in the comparison of five-year cumulative total return set forth below, as well as many other companies not in the Peer Group. The Committee has chosen not to limit the survey information to companies in the Peer Group because the search to attract new executives is not limited to companies within the same indus-try, and the competition that Black & Decker faces to recruit and retain ex-isting executives comes from companies in many different industries. After re-viewing the available competitive data, the Committee evaluates the execu-tive's performance and considers Black & Decker's needs to arrive at individ-ual compensation decisions.

                           Mark H. Willes (Chairman)
                               Barbara L. Bowles
                                 Anthony Luiso

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN


                                    [GRAPH]

                               Cumulative Total Return

                  12/95    12/96    12/97   12/98    12/99    12/00
BLACK & DECKER
 CORPORATION     100.00    86.59   113.80  164.87   155.09   118.08
S&P 500          100.00   122.96   163.98  210.84   255.22   231.98
PEER GROUP       100.00   124.10   168.38  138.23   159.75   168.55

  (1) Assumes $100 invested at the close of business on December 31, 1995, in Black & Decker common stock, Standard & Poor's (S&P) 500 Index, and the Peer Group.
  (2) The Cumulative total return assumes reinvestment of dividends.
  (3) Peer Group consists of the companies in S&P Hardware and Tools, Value Line Home Appliances, Business Week Machine and Hand Tools, and Fortune Indus-trial and Farm Equipment. A list of the companies in the Peer Group will be furnished upon request addressed to the Corporate Secretary at 701 East Joppa Road, Towson, Maryland 21286.
  (4) Total return is weighted according to market capitalization of each com-pany at the beginning of each year.

Audit Committee Report

The Audit Committee has reviewed and discussed Black & Decker's audited finan-cial statements for the fiscal year ended December 31, 2000, with management and with Black & Decker's independent accountants, Ernst & Young LLP. Manage-ment is responsible for Black & Decker's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of Black & Decker's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon.

   The Audit Committee has discussed with Ernst & Young LLP the matters re-quired to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit. The Audit Committee has received the written disclo-sures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has dis-cussed with Ernst & Young LLP their independence, and has considered the com-patibility of non-audit services provided by Ernst & Young LLP with their inde-pendence.

   Based on the review and discussions described above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2000, be included in Black & Decker's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                          Malcolm Candlish (Chairman)
                              Norman R. Augustine
                              Manuel A. Fernandez

Approval of the Selection of Independent Public Accountants

The Audit Committee recommends, and the Board of Directors selects, independent public accountants for Black & Decker. The Audit Committee has recommended that Ernst & Young LLP, who served during 2000, be selected for 2001, and the Board has approved the selection. Unless a stockholder directs otherwise, proxies will be voted for the approval of the selection of Ernst & Young LLP as inde-pendent public accountants for 2001. If the appointment of Ernst & Young LLP is not approved by the stockholders, the Board will consider the selection of other independent public accountants for 2001.

   A representative of Ernst & Young LLP is expected to be present at the 2001 Annual Meeting of Stockholders. The representative will be given the opportu-nity to make a statement and will be available to respond to appropriate ques-tions.

Audit Fees The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of Black & Decker's annual financial statements for the fiscal year ended December 31, 2000, and the reviews of the financial statements included in Black & Decker's Quarterly Reports on Form 10-Q for that fiscal year were $2,455,000.

Financial Information Systems Design and Implementation Fees The aggregate fees billed by Ernst & Young LLP for professional services relating to financial in-formation systems design and implementation rendered during the fiscal year ended December 31, 2000, were $1,071,000.

All Other Fees The aggregate fees billed by Ernst & Young LLP for professional services rendered during the fiscal year ended December 31, 2000, other than as stated above under the captions Audit Fees and Financial Information Systems Design and Implementation Fees, were $2,768,000.

   The Board of Directors recommends a vote FOR the approval of the selection of Ernst & Young LLP as Black & Decker's independent accountants for 2001.

Proposal to Amend and Re-Approve the Black & Decker Performance Equity Plan

The Board of Directors of the Corporation has unanimously approved an amendment to The Black & Decker Performance Equity Plan (the "PEP") to increase the num-ber of shares of common stock reserved for issuance under the plan from 1,500,000 to 2,500,000 and to extend the term of the PEP so that Performance Shares may be granted after December 31, 2000, and on or before December 31, 2005. The Board also is proposing that the stockholders re-approve the PEP to preserve, to the extent possible, Black & Decker's tax deductions for awards made under the PEP in accordance with Section 162(m) of the Internal Revenue Code and related regulations.

   Black & Decker stockholders originally approved the PEP in 1989. In 1996, the stockholders approved certain amendments to the PEP, principally to conform the provisions of the PEP applicable to the participation of executive officers to the requirements of Section 162(m). In the opinion of the Board of Direc-tors, the PEP has worked well to enhance Black & Decker's ability to attract and retain effective and capable employees who contribute to the growth and success of Black & Decker. As of the Record Date, of the 1,500,000 shares of common stock presently reserved under the PEP, only 139,000 shares were avail-able for issuance. If the stockholders re-approve the PEP and the amendment to the PEP, the PEP will continue in effect as an important part of Black & Decker's overall compensation package, and Performance Shares will be available for grant until December 31, 2005.

   Section 162(m) denies an employer a tax deduction for certain compensation in excess of $1,000,000 paid to "covered employees" (generally, the top five named executive officers in the Summary Compensation Table) of a publicly held corporation unless the compensation is "qualified performance-based compensa-tion" within the meaning of Section 162(m). Section 162(m) generally requires that stockholders approve the material terms of the PEP relating to performance goals every five years, or earlier if these terms are materially modified. The Board is not proposing that any of these terms be modified. Black & Decker be-lieves that, if the stockholders re-approve the PEP at the meeting, with the exception of dividends or dividend equivalents under the PEP, compensation pay-able under the PEP for performance periods beginning on or after January 1, 2001, will be excluded from the $1,000,000 limitation.

   The following is a summary of the principal features of the PEP and is qual-ified in its entirety by the complete text of the PEP as proposed to be amend-ed, which is attached as Appendix B. Capitalized terms used but not defined in the following summary will have the meanings contained in the PEP.

Summary of the PEP The PEP is administered by the Organization Committee of the Board of Directors or another committee of the Board of Directors composed of at least three outside directors within the meaning of the regulations adopted under Section 162(m) as the Board of Directors may from time to time appoint (the "Committee"). The Committee is authorized to construe and interpret the PEP, to establish rules for its administration, to select participants, and to determine the number of Performance Shares to be granted to each participant.

   Participants in the PEP are granted Performance Shares, which may be either authorized but unissued shares of common stock or units equivalent to shares of common stock. At the present time, the maximum number of Performance Shares that may be granted and the maximum number of shares of common stock that may be issued under the PEP are 1,500,000, subject to certain adjustments. Any Per-formance Shares granted and subsequently forfeited under the PEP (and the re-lated shares of common stock) are once again available for grant and issuance under the PEP. Subject to certain provisions in the event of an extraordinary transaction or a Change of Control, Performance Shares paid in cash rather than in shares of common stock are applied against the above limitation on the num-ber of shares of common stock that may be issued under the PEP. The maximum number of Performance Shares that may be granted and the maximum number of shares of common stock that may be issued to any participant are 75,000.

   The Committee selects the individual participants in the PEP from those full-time salaried employees of Black & Decker or its subsidiaries who, in the opinion of the Committee, have the capacity to contribute in substantial meas-ure to the successful performance of Black & Decker and its subsidiaries. With respect to any employee who becomes an executive officer of Black & Decker, the Committee may not designate that employee a participant in the PEP more than 90 days after the commencement of a performance period.

   For each grant of Performance Shares, the Committee establishes a perfor-mance period, normally three years, and establishes a performance objective or objectives relating to, in whole or in part, the performance of Black & Decker or any subsidiary, group, division, or operating unit of Black & Decker. These performance goals are established on the basis of such criteria and to accom-plish such objectives as the Committee from time to time determines. Notwith-standing the foregoing sentence, with respect to a participant who is an execu-tive officer, the performance objective or objectives are based on one or a combination of the following factors:

  . the market price of common stock at the close of business on the last business day of the performance period;

  . increases in the market price of common stock during the performance peri-od;

  . the earnings for the performance period or any year or years in the per-formance period;

  . the earnings per share for the performance period or any year or years in the performance period; or

  . as to Black & Decker or any subsidiary, group, division, or operating group of Black & Decker, (i) the average annual return on equity or net assets for the performance period, or the return on equity or net assets for a specified year or years in the performance period; (ii) the average annual gross margin or cost of goods sold for the performance period, or the gross margin or cost of goods sold for a specified year or years in the performance period; or (iii) the average annual cash flow from the op-erations or free cash flow for the performance period, or the cash flow from operations or free cash flow for a specified year or years in the performance period.

   The Committee determines the performance goals for a performance period at the beginning of that performance period. The Committee does not anticipate that it will disclose the specific goal or goals for any performance period be-cause the Committee believes that this information is confidential business in-formation, the disclosure of which would adversely affect Black & Decker.

   To provide participants with additional motivation, the Committee may grant additional Performance Shares to participants if target performance goals are exceeded. This additional grant of Performance Shares may not exceed 50% of the Performance Shares granted to that individual for that performance period. If an additional grant is made to an executive officer, however, the number of ad-ditional Performance Shares to be granted to that executive officer must be fixed by the Committee within 90 days of the commencement of the performance period, and the grant of additional Performance Shares to the executive officer is contingent upon the attainment of the performance goals established, in writing, by the Committee within 90 days of the commencement of the performance period.

   During the performance period and thereafter until payment is made in accor-dance with the PEP, the Committee has the authority to adjust upward or down-ward the performance goals or the measure or measures of performance in any manner that it deems appropriate in order to reflect unusual, extraordinary, or non-recurring events, changes in applicable accounting rules or principles or in Black & Decker's methods of accounting, changes in applicable tax law or regulations, or such other factors as the Committee may determine. The Commit-tee also has the authority to determine that all or a portion of any Perfor-mance Shares otherwise earned for the performance period have not been earned. The Committee may not adjust the performance goals or performance measures if that adjustment would result in any awards made to participants for the perfor-mance period not being excluded from covered compensation under Section 162(m) of the Internal Revenue Code.

   If the Committee grants Performance Shares in the form of shares of common stock, certificates representing the Performance Shares are issued in the name of the participant, but are retained in the custody of Black & Decker until paid out following the end of the performance period. If the participant ceases to be an employee prior to the end of the performance period, the participant's Performance Shares will be forfeited except to the extent otherwise provided in the PEP.

   During the performance period and until payment is made in accordance with the PEP, the Performance Shares are not transferable except to the extent rights pass upon the death of the participant, as described below, to the bene-ficiary designated by the participant to receive them in the event of the par-ticipant's death or, in the absence of an effective designation, his or her spouse or estate (a "Designated Beneficiary"). Participants have the right dur-ing the performance period to receive all cash dividends and other cash distri-butions with respect to Performance Shares granted to the participant that have not previously been forfeited and to vote the shares. Any distributions of shares of stock or other securities or property made with respect to Perfor-mance Shares held in the name of a participant will be treated as part of the Performance Shares of the participant and will be subject to forfeiture and all the other limitations and restrictions imposed upon the Performance Shares. In the event of the death of the participant, his or her Designated Beneficiary has the same right to receive cash dividends and other cash distributions with respect to the Performance Shares that are not forfeited and to vote such shares as the participant would have had if he or she had survived.

   If the Committee grants Performance Shares in the form of units equivalent to shares of common stock, no certificates are issued with respect to the units, but Black & Decker maintains a bookkeeping account in the name of the participant to which the units relate, and the units otherwise are treated in a comparable manner, including the payment of amounts equivalent to cash divi-dends and other cash distributions, as if the participant had been awarded shares of common stock, except that no voting rights or other stock ownership rights apply to the units.

   As soon as practicable after the end of a performance period, the Committee determines the extent to which the performance goals have been achieved or ex-ceeded and the percentages (not in excess of 150%), if any, of the granted Per-formance Shares that have been earned. In accordance with procedures specified by the Committee, payment of Performance Shares earned may be made in common stock, cash, or a combination thereof as determined by the Committee.

   If prior to the end of a performance period, a participant dies or ceases to be an employee by reason of (a) retirement from active employment with a right to receive an immediate pension benefit under the applicable pension plan of Black & Decker or any of its subsidiaries, (b) extended disability (such as en-titles the participant to long-term disability payments under the applicable pension plan or long-term disability plan of Black & Decker or any of its sub-sidiaries), or (c) for any other reason specified in each case by the Commit-tee, the participant will forfeit a number of Performance Shares equal to the number granted to the participant for that performance period multiplied by a fraction, the numerator of which will be the number of full calendar months from the date of the participant's cessation of employment to the end of the performance period, and the denominator of which will be the number of months representing the entire performance period. With respect to the Performance Shares that are not forfeited, the performance period will continue, and the percentage of the remaining Performance Shares that are earned or forfeited will be determined based upon the extent to which the applicable performance goals for the performance period have been achieved or exceeded (subject to the authority of the Committee to determine that all or a portion of the Perfor-mance Shares have not been earned).

   In the case of certain corporate transactions identified in the PEP, all performance periods will be deemed to have ended as of the end of the most re-cent quarterly accounting period prior to the date of the transaction, and 100% of Performance Shares granted will be deemed to have been earned. At the pres-ent time, if application of the foregoing provisions results in more than 1,500,000 Performance Shares being deemed to have been earned, then, notwith-standing any other provision of the PEP, any Performance Shares in excess of 1,500,000 deemed to have been earned will be paid in cash equivalent in value to the corresponding shares of common stock.

   The Board of Directors may amend, suspend, or terminate the PEP, provided, however, that no such amendment, suspension, or termination shall impair any right theretofore granted to any participant without the consent of that par-ticipant and that no amendment will be made, without the approval of the stock-holders, that would (i) increase the number of Performance Shares that may be granted under the PEP (except for adjustments permitted by the PEP), (ii) in-crease the maximum number of shares of common stock available for issuance un-der the PEP (except for adjustments permitted by the PEP), (iii) materially in-crease the 150% limitation on the percentage of Performance Shares granted for a performance period that may be earned for that performance period, or
(iv) change the PEP's eligibility requirements. The PEP indemnifies members of the Committee against certain liabilities with respect to the administration of the PEP.

   Management believes that, under current accounting rules, the grant of Per-formance Shares to a participant will constitute compensation cost measured by the fair market value of the Performance Shares granted (as adjusted for esti-mated performance), less an appropriate income tax effect. Such compensation cost will be charged to net income for financial statement purposes on a pro rata basis over the performance period. As the fair market value of Black & Decker's shares of common stock increases (or decreases to the extent of previ-ously recognized increases), there will be a charge (or credit) to net income (until such Performance Shares are awarded or forfeited) equal to the after-tax effect of (a) the amount of the increase (or decrease) per share, multiplied by both (b) the estimated number of Performance Shares earned and (c) the percent-age of compensation cost previously charged to net income on a pro rata basis over the performance period. If a participant's Performance Shares are forfeit-ed, the amount of the charge to net income will be reversed upon the forfei-ture.

Summary of Tax Consequences of the PEP The following discussion of certain fed-eral income tax consequences of the PEP is based on Internal Revenue Code pro-visions currently in effect, current regulations promulgated under the Internal Revenue Code, and existing administrative rulings of the Internal Revenue Serv-ice. The discussion is limited to the tax consequences on United States citi-zens and does not consider the potential impact of state tax laws. It is not intended to be a complete discussion of all of the United States income tax consequences of the PEP or of all of the requirements that must be satisfied to qualify for the tax treatment described in this discussion. Changes in the law and the regulations may modify this discussion, and, in some cases, changes may be retroactive. In addition, tax consequences may vary depending upon the per-sonal circumstances of each participant.

   Unless a participant files an election under Section 83(b) of the Internal Revenue Code, a participant receiving a grant of Performance Shares in the form of shares of common stock does not have compensation includable in his or her gross income for federal income tax purposes at the time the Performance Shares are granted, provided the restrictions imposed by the Committee create a "sub-stantial risk of forfeiture," as is anticipated by the Committee. However, the participant realizes ordinary income for federal income tax purposes in the year in which the restrictions lapse and the Performance Shares cease to be subject to a substantial risk of forfeiture (which will generally occur after the end of the performance period with respect to the Performance Shares earned for that performance period). The amount of ordinary income realized at that time is equal to the fair market value of the Performance Shares that cease to be subject to a substantial risk of forfeiture on the date on which the sub-stantial risk of forfeiture ceases. Any cash dividends on the shares prior to such recognition of income will be compensation income. Within 30 days after Performance Shares are granted to a participant, he or she may make an election under Section 83(b) of the Internal Revenue Code to include in his or her gross income as compensation in the taxable year in which he or she receives the grant of Performance Shares the fair market value of the shares at the time of grant (determined without regard to any restriction that will lapse). If such an election is made, the lapse of the restrictions applicable to his or her Performance Shares is not a taxable event, and any gain or loss realized at the time the Performance Shares are sold is capital gain or loss. If a Section 83(b) election is filed, any cash dividends received in connection with the Performance Shares are treated as ordinary dividend income.

   A participant receiving a grant of Performance Shares in the form of units equivalent to shares of common stock does not have compensation includable in his or her gross income for federal income tax purposes at the time such units are granted, and may not make a Section 83(b) election (described above) with respect to such units. However, the participant realizes ordinary income for federal income tax purposes in the year in which units are paid or made avail-able to him or her in an amount equal to the fair market value of a number of shares of common stock corresponding to the number of such units that are so paid or made available on the date the units are so paid or made available. Any cash dividend equivalents received on the units prior to payment of such units under the PEP are ordinary compensation income.

   Black & Decker generally is entitled to a deduction in the amount and for the period in which a participant realizes compensation income with respect to the Performance Shares granted under the PEP, subject to a test of reasonable compensation and the limitations under the regulations adopted un-der Section 162(m) of the Internal Revenue Code. However, the Internal Revenue Service regulations take the position that such deductions are available only if Black & Decker properly reports the taxable income of the participant with respect to any such compensation income realized by him or her at the time such income is realized. Black & Decker may also have tax withholding require-ments with respect to such income. The Committee has the right in its discre-tion to satisfy withholding tax liability by retaining or purchasing Perfor-mance Shares.

   To the extent Performance Shares are earned by reason of a Change of Con-trol, such Performance Shares may in certain circumstances give rise to "ex-cess parachute payments" for purposes of Section 28OG of the Internal Revenue Code, which payments are not deductible by Black & Decker and which are sub-ject to a 20% excise tax imposed on the participant.

   If stockholders do not re-approve the PEP, the Performance Shares granted under the PEP would not meet the conditions of Section 162(m) and would not be deductible for Black & Decker to the extent that certain compensation is in excess of $1,000,000 in any year for certain of Black & Decker's executive of-ficers. In that case, the Committee will not grant any additional Performance Shares under the PEP. Absent stockholder approval, however, Black & Decker may grant to the affected executive officers other stock-based awards, such as non-qualified stock options that do qualify for the exemption under Section 162(m).

Vote Required The proposal to amend and re-approve the PEP requires the affir-mative vote of a majority of the votes cast at the meeting, provided that the total vote cast represents over 50% of Black & Decker's shares of common stock outstanding. Abstentions and "broker non-votes" (where a broker, other record holder, or nominee indicates on a proxy card that it does not have authority to vote certain shares on a particular matter) will have the same effect as votes against the proposal, unless the total votes cast for or against the proposal represent more than 50% of Black & Decker's shares of common stock outstanding. In that case, abstentions and broker non-votes will not have any effect on the result of the vote.

   The Board of Directors recommends a vote FOR the proposal to amend and re-approve The Black & Decker Performance Equity Plan.

                             Amended Plan Benefits
                  The Black & Decker Performance Equity Plan

   Shown in the table below are the hypothetical PEP benefits that would be received by or allocated to the referenced persons and groups based on the as-sumptions following the table. None of the benefits or amounts that actually will be received is determinable at this time.

-------------------------------------------------------------------------------

                                                             Number
                                                    Dollar     of
Name and Position                                    Value   Units
-------------------------------------------------------------------
Nolan D. Archibald
Chairman, President and Chief Executive Officer    $ 928,145 23,647
Charles E. Fenton
Senior Vice President and General Counsel            285,662  7,278
Paul A. Gustafson
Executive Vice President                             260,345  6,633
Michael D. Mangan
Senior Vice President and Chief Financial Officer    253,123  6,449
Paul F. McBride
Executive Vice President                             397,760 10,134
Executive Group                                    3,588,274 91,421
Non-Executive Director Group                               0      0
Non-Executive Officer Employee Group               2,635,206 67,139

-------------------------------------------------------------------------------

The amounts shown represent the dollar value of the actual number of Perfor-mance Shares granted under the PEP with respect to the three-year performance period beginning January 1, 2001, based on the target award established by the Organization Committee and the closing price per share of common stock of $39.25 on December 29, 2000, the last trading day of fiscal year 2000. The ac-tual amounts to be earned will be based on Black & Decker's performance against the performance goals established by the Organization Committee. Under the PEP, separate awards currently are made each December for the performance period be-ginning on the following January 1. The executive group consists of those indi-viduals who were executive officers of Black & Decker as of the date of this Proxy Statement.

Proposal to Re-approve the Black & Decker Executive Annual Incentive Plan

The Board of Directors is proposing that the stockholders re-approve The Black & Decker Executive Annual Incentive Plan (the "EAIP") to preserve, to the ex-tent possible, Black & Decker's tax deductions for compensation paid under the EAIP in accordance with Section 162(m) of the Internal Revenue Code and related regulations. The Board is not proposing any amendment to the terms of the EAIP.

   The EAIP was originally approved by the stockholders in 1996. As indicated above in the Organization Committee Report on Executive Compensation, Black & Decker believes that a critical element of its performance-based executive com-pensation program is the incentive compensation element, which is designed to focus management on annual and long-term financial performance and on long-term stock price improvement. If the stockholders reapprove the EAIP, the EAIP will continue in effect as an important part of Black & Decker's overall compensa-tion package.

   Section 162(m) denies an employer a tax deduction for certain compensation in excess of $1,000,000 paid to "covered employees" (generally, the top five named executive officers in the Summary Compensation Table) of a publicly held corporation unless the compensation is "qualified performance-based compensa-tion" within the meaning of Section 162(m). Section 162(m) generally requires that stockholders approve the material terms of the EAIP relating to perfor-mance goals every five years, or earlier if these terms are materially modi-fied. The Board is not proposing that any of these terms be modified. Black & Decker believes that, if the stockholders re-approve the EAIP at the meeting, compensation payable under the EAIP will be excluded from the $1,000,000 limi-tation.

   The following is a summary of the principal features of the EAIP and is qualified in its entirety by the complete text of the EAIP, which is attached as Appendix C. Capitalized terms used but not defined in the following summary will have the meanings contained in the EAIP.

Summary of the EAIP The EAIP is administered by the Organization Committee or such other committee of the Board of Directors composed solely of two or more outside directors within the meaning of the regulations adopted under Section 162(m) as the Board of Directors from time to time appoints (the "Committee"). The Committee is authorized to construe and interpret the EAIP, to establish rules for its administration, to select participants, and to determine the per-formance goals applicable for each fiscal year. All decisions of the Committee are final, conclusive, and binding on Black & Decker and the EAIP participants. To be eligible to participate in the EAIP, an employee must be an officer of Black & Decker. The Committee is required to administer the EAIP in a manner consistent with Section 162(m) so as to enable awards paid under the EAIP to be "qualified performance-based compensation" within the meaning of Section 162(m).

   Within 90 days of the beginning of each fiscal year, the Committee estab-lishes or approves performance goals. The performance goals will be based on one, or a combination of, the following factors: the market price of common stock at the close of business on the last business day of the fiscal year, in-creases in the market price of common stock during the fiscal year, Black & Decker's earnings for the fiscal year (either before taxes, before interest and taxes, before depreciation, amortization, interest and taxes, or after all of the foregoing), Black & Decker's earnings per share for the fiscal year or, as to Black & Decker or any subsidiary, group, division, or operating unit there-of, the average annual return on equity or net assets for the fiscal year, the average annual gross margin or cost of goods sold for the fiscal year, or the average annual cash flow from operations or free cash flow for the fiscal year. The actual business criteria for a particular fiscal year are selected by the Committee, and the related performance goals for the particular fiscal year are determined by the Committee, within 90 days of the beginning of the fiscal year (or, if earlier, before 25% of the period of service to which the performance goals relate has elapsed). The Committee does not anticipate that it will dis-close the specific goal or goals for any fiscal year, because the Committee be-lieves that this information is confidential business information, the disclo-sure of which would adversely affect Black & Decker.

   Following the end of each fiscal year, the Committee determines whether and to what extent the previously established performance goals have been reached. The decision to pay or not to pay an award and the amount of the award to be paid under the EAIP is made by the Committee based on the previously estab-lished performance goals and in accordance with Section 162(m). Under the EAIP, the maximum award for any fiscal year that may be earned by a participant will be equal to 200% of his or her annual base salary on the date the Committee es-tablishes the performance goals for the period. For fiscal year 2000, incentive award levels ranged from 84.2% to

92.0% to base salary. Notwithstanding the foregoing, the maximum bonus payable to a participant under the EAIP for any fiscal year is $4 million. Prior to making any awards under the EAIP, the Committee is required to certify that the performance goals have been satisfied. The Committee in its sole discre-tion, however, may reduce the amount of any award paid to a participant below the amount of the award that otherwise would be payable and may decide not to pay an award even when performance goals for the applicable period have been satisfied. Under no circumstances may the Committee increase the amount of any award that otherwise would be payable to a participant upon application of the performance goals under the EAIP.

   The Board of Directors believes that the EAIP is critical to Black & Decker's ability to retain and continue to attract individuals necessary for Black & Decker's success and is in the best interest of Black & Decker's stockholders. If the EAIP is not re-approved at the meeting, the Board of Di-rectors believes it would be necessary to adopt some other form of annual in-centive compensation plan or arrangement. Any annual incentive compensation paid under such other plan or arrangement would not qualify for the exclusion from the $1 million compensation limit for qualified performance-based compen-sation under the Section 162(m). In addition, because the Committee believes that the prudent use of discretion in determining pay level is in the best in-terest of Black & Decker and its stockholders, under some circumstances (other than in the context of the EAIP) the Committee may continue to exercise dis-cretion in determining appropriate amounts of compensation. In those situa-tions, the compensation paid may not be fully deductible.

Vote Required The approval of the EAIP requires the affirmative vote of a ma-jority of the votes cast at the meeting. Neither abstentions nor broker non-votes will be considered as votes cast for purposes of determining whether the EAIP has been re-approved and will not have any effect on the result of the vote.

   The Board of Directors recommends a vote FOR the proposal to re-approve The Black & Decker Executive Annual Incentive Plan.

Stockholder Proposals

The following stockholder proposals were submitted according to Rule 14a-8 of the Exchange Act. Promptly upon receipt of any oral or written request, Black & Decker will furnish the names and addresses of the proponent of each pro-posal and information concerning the number of shares of common stock that the proponent beneficially owns. The approval of each stockholder proposal re-quires the affirmative vote of a majority of votes cast at the meeting. Ab-stentions will not have any effect on the result of the vote.

STOCKHOLDER PROPOSAL 1

Proposal Whereas, our company, as a global corporation, faces numerous complex problems which affect our interests as shareholders. The international context within which our company operates is becoming increasingly diverse as we enter the new millennium.

   A "Millennium Poll on Corporate Social Responsibility" interviewed over 25,000 citizens in 23 countries and found that two in three citizens want com-panies to go beyond their historical role of making a profit, paying taxes, employing people and obeying all laws; they want companies to contribute to broader societal goals as well (Environics International Ltd., October 1999).

   Companies are faced with important concerns arising from diverse cultures and political and economic contexts. These concerns require management to ad-dress issues that include human rights, workers' right to organize and bargain collectively, non-discrimination in the workplace, and sustainable community development. Companies should find effective ways to eliminate the use of child labor, forced labor, bribery and harmful environmental practices.

   We believe global companies need to implement comprehensive codes of con-duct, such as those found in the "Principles for Global Corporate Responsibil-ity: Bench Marks for Measuring Business Performance," developed by an interna-tional group of religious investors. Companies need to formulate policies, programs and practices to address the challenges they face in the global mar-ketplace.

   Our company should be in a position to assure shareholders that its employ-ees are treated fairly and paid a sustainable living wage wherever they work in the global economy. One important element of ensuring compliance is the utilization of independent monitors made up of respected local human rights, religious and other non-governmental organizations that know the local cul-ture. A number of global companies are developing credible code enforcement mechanisms that include independent monitoring.

   Improving the quality of life for employees and their communities can lead to increased productivity and enhance the bottom line for the company.

   RESOLVED, the shareholders request the Board of Directors to review or amend, where applicable, its code or standards for its international opera-tions and report a summary of this review to shareholders by October 2001.

Proponent's Statement in Support of the Proposal We recommend the review in-clude the following areas:

     1. A description of policies which are designed to protect human rights -- civil, political, social, cultural and economic -- consistent with re-spect for human dignity and international labor rights standards.

     2. A report of efforts to ensure that the company does not employ chil-dren under the age of fifteen, or younger than the age of completing com-pulsory education in the country of manufacture where such age is higher than fifteen.

     3. A report of company policies ensuring that there is no use of forced labor, whether in the form of prison labor, indentured labor or bonded la-bor.

     4. Establishment of consistent standards for workers' health and safety practices for handling hazardous wastes and protection of the environment, as well as promoting a fair and dignified quality of life for workers and their communities.

   We believe a company poised to compete in the 21st century needs comprehen-sive global standards to guide its decisions.

Black & Decker's Statement in Opposition to the Proposal The Board of Direc-tors has adopted The Black & Decker Corporation Code of Ethics and Standards of Conduct (the "Code") to assure that Black & Decker adheres to ethical stan-dards and obeys applicable laws, including the laws of various countries in which Black & Decker operates. The Code contains corporate policies relating to employment practices, employee health and safety, and environmental manage-ment, which apply equally to Black & Decker's worldwide operations.

   This shareholder proposal requests the Board to review or amend Black & Decker's code or standards for its international operations and report a sum-mary of this review to stockholders. The Board of Directors believes that con-ducting a special review and preparing a special report on Black & Decker's standards for international operations is unnecessary and would not be an ef-fective use of its corporate resources. Black & Decker remains committed to treating all employees with dignity, fairness and respect, protecting the health and safety of its employees, and protecting the environment.

   The Board of Directors recommends a vote AGAINST stockholder proposal 1.

STOCKHOLDER PROPOSAL 2

Proposal RESOLVED: That the shareholders of The Black & Decker Corporation re-quest the Board of Directors to adopt a policy requiring that stock options, which are granted to senior executives as part of their compensation, are per-formance-based. For purposes of this proposal, performance-based stock options are defined as either of the following:

     (1) Performance Vesting Stock Options -- grants which do not vest or be-come exercisable unless specific price or business performance goals are met.

     (2) Premium Priced Stock Options -- grants with an option exercise price higher than fair market value on date of grant.

     (3) Index Options -- grants with a variable option exercise price geared to a relative external measure such as a comparable peer group or S&P in-dustry index.

     (4) Performance Accelerated Stock Options -- grants whose vesting is ac-celerated upon achievement of specific stock price or business performance goals.

Proponent's Statement in Support of the Proposal The bull market of the 1990s set an unprecedented record of rewarding top executives of a number of low-performing companies with huge cash payments from the exercise of stock op-tions. Generally, stock options reward both superior and sub par performance in a rising market. This phenomenon has engendered concerns that "the spread of stock options may be distorting the economy, contributing to a temporary overvaluation of equities, encouraging shortsighted managerial decisions and storing up prob-lems for companies in the future. Moreover, the evidence for a link between options and performance is thin."/1/ As a result, institutional investors in-creasingly are urging that, in order to align the interests of executives with the interests of stockholders, stock options that are granted as a part of ex-ecutive compensation be linked to real and superior performance.

   For these reasons, we urge shareholders to vote FOR this proposal.

/1/ The Economist, August 7, 1999

Black & Decker's Statement in Opposition to the Proposal The Board of Direc-tors views stock options as one element of a compensation program designed to attract and retain talented senior executives in today's highly competitive market. The Organization Committee of the Board of Directors, which is com-posed entirely of independent directors and regularly reviews all elements of executive compensation, uses various compensation tools, including salary, stock option grants, and other compensation plans, to provide a compensation structure that recognizes both Black & Decker's performance and the execu-tive's contribution to that performance. The Organization Committee believes that the current compensation program aligns the interests of Black & Decker's senior executives with those of Black & Decker's stockholders. The use of stock options achieves this alignment. Stock options are inherently perfor-mance-based because a holder of stock options receives no benefit unless Black & Decker's stock price increases after the date of the stock option grant.

   In a volatile stock market, changing to indexed, premium-priced, or perfor-mance-vesting options would threaten Black & Decker's ability to retain its senior executives and to attract other highly qualified executives. Black & Decker must compete for talent with U.S.-based and international companies, the vast majority of which offer conventional stock options. Given the indus-try and the types of companies with which Black & Decker competes for execu-tive talent and from which Black & Decker recruits, Black & Decker would be at a severe competitive disadvantage if the Board of Directors adopted the stock option policy described in the proposal.

   The Board of Directors recommends a vote AGAINST stockholder proposal 2.

STOCKHOLDER PROPOSAL 3

Proposal RESOLVED: The shareholders urge our board of directors to take the necessary steps to nominate at least two candidates for each open board posi-tion, and that the names, biographical sketches, SEC-required declarations and photographs of such candidates shall appear in the company's proxy materials (or other required disclosures) to the same extent that such information is required by law and is our company's current practice with the single candi-dates it now proposes for each position.

Proponent's Statement in Support of the Proposal Although our company's board appreciates the importance of qualified people overseeing management, we be-lieve that the process for electing directors can be improved.

   Our company currently nominates for election only one candidate for each board seat, thus leaving shareholders no practical choice in most director elections. Shareholders who oppose a candidate have no easy way to do so un-less they are willing to undertake the considerable expense of running an in-dependent candidate for the board. The only other way to register dissent about a given candidate is to withhold support for that nominee, but that process rarely affects the outcome of director elections. The current system thus provides no readily effective way for shareholders to oppose a candidate that has failed to attend board meetings; or serves on so many boards as to be unable to supervise our company management diligently; or who serves as a con-sultant to the company that could compromise independence; or poses other problems. As a result, while directors legally serve as the shareholder agent in overseeing management, the election of directors at the annual meeting is largely perfunctory. Even directors of near bankrupt companies enjoy re-elec-tion with 90%+ pluralities. The "real" selection comes through the nominating committee, a process too often influenced, if not controlled, by the very man-agement the board is expected to scrutinize critically.

   Our company should offer a rational choice when shareholders elect direc-tors. Such a process could abate the problem of a chair "choosing" his own board, that is, selecting those directors he expects will reflexively support his initiatives, and shedding those who may sometimes dissent. Such a process could create healthy and more rigorous shareholder evaluation about which spe-cific nominees are best qualified.

   Would such a process lead to board discontinuity? Perhaps, but only with shareholder approval. Presumably an incumbent would be defeated only because shareholders considered the alternative a superior choice. Would such a proce-dure discourage some candidates? Surely our board should not be made of those intolerant of competition. Would such a procedure be "awkward" for management when it recruits candidates? Hopefully so. (Manage-ment could print a nominee's name advanced by an independent shareholder to limit such embarrassment.) The point is to remove the "final" decision on who serves as a board director from the hands of management, and place it firmly in those of shareholders.

   We urge you to vote FOR this proposal.

Black & Decker's Statement in Opposition to the Proposal This proposal re-quests that the Board of Directors adopt a procedure that would assure con-tested elections for each position on the Board, with the incumbent Board pro-hibited from providing any meaningful guidance to stockholders in choosing be-tween the contestants. Under Black & Decker's bylaws, nominations of persons for election as directors may be made at the direction of the Board by any nominating committee or person appointed by the Board. Any stockholder enti-tled to vote for the election of Directors who complies with the notice proce-dures set forth in the bylaws may recommend candidates. In selecting a slate of candidates each year, the Board carefully considers the performance and qualifications not just of each individual but of the group as a whole, and nominates the persons that they believe will, together, best serve Black & Decker's stockholders. The bylaws also provide a procedure by which alterna-tive candidates may be proposed directly by the stockholders themselves. The Board believes this procedure best serves the interests of Black & Decker's stockholders.

   In the current legal and business climate, finding qualified individuals to serve on the Board is difficult, time-consuming, and costly. The proposal, if effectuated, would likely deter many individuals with superior qualifications from accepting nomination to the Board. The Board believes it would be unable to identify qualified candidates of the highest caliber who would be willing to take on the burden of an annual election contest, without the recommenda-tion and backing of the incumbent Board. In addition, requiring each position on the Board be contested would create risks of promoting instability, poten-tially depriving Black & Decker of the benefits of accumulated experience and knowledge of Black & Decker and its businesses. Accordingly, the procedure de-scribed in the proposal, if adopted, may result in a fragmented Board that in-cludes less qualified individuals. These risks make this proposal inadvisable and contrary to the best interests of Black & Decker's stockholders.

   The Board of Directors recommends a vote AGAINST stockholder proposal 3.

Stockholder Proposals and Other Business to Be Considered at the 2002 Annual Meeting of Stockholders

It is expected that the 2002 Annual Meeting of Stockholders will be held on April 30, 2002. In order to be considered for inclusion in the Proxy Statement for that meeting, stockholder proposals must be submitted in writing, must be received on or before November 3, 2001, and must include the full and correct name and address of the stockholder making the proposal and the number of shares of common stock owned. If the shares are not registered in the stock-holder's name but are beneficially owned, proof of ownership must be submitted with the proposal. In addition, the stockholder must state in writing his or her intention to appear personally or by proxy at the meeting to present the proposal.

   Stockholders desiring to bring business before the 2002 Annual Meeting of Stockholders in a form other than a stockholder proposal in accordance with the preceding paragraph must give written notice that is received by the Cor-porate Secretary at the principal office of Black & Decker after January 10, 2002, and before January 30, 2002. The written notice must comply with the provisions of Black & Decker's bylaws summarized below under the heading "Other Matters."

Other Matters

Management does not know of any other matters that will come before the 2001 Annual Meeting of Stockholders. If any other matters are properly brought be-fore the meeting, or if any of the persons named as nominees for election as directors should decline or be unable to serve as a director, the persons named as Proxies are authorized to vote the shares as they see fit and will act according to their best judgment.

   The bylaws provide that, to be properly brought before the meeting, busi-ness must be: (1) specified in the notice of meeting (or any supplemental no-tice) given by or at the direction of the Board of Directors; (2) otherwise properly brought before the meeting by or at the direction of the Board; or
(3) otherwise properly brought before the meeting by a stockholder. In addi-tion to any other applicable requirements, the stockholder must have given written notice that is received by the Corporate Secretary at the principal executive office of Black & Decker not less than 90 days nor more than 110 days prior to the meeting. If Black & Decker provides less than 100 days' no-tice or prior public disclosure of the date of the meeting, notice by the stockholder must be received no later than the close of business on the tenth day following the day on which the meeting no-tice was mailed or the public disclosure was made, whichever occurred first. The stockholder's notice must include: (1) a brief description of each matter of business to be brought before the meeting and the reasons for conducting the business at the meeting; (2) any material interest of the stockholder in the business; (3) the name and address of the stockholder proposing the business; and (4) the number of shares of common stock beneficially owned by the stock-holder.

   No stockholders submitted written notice to Black & Decker that they in-tended to bring business before the 2001 Annual Meeting of Stockholders in com-pliance with the preceding paragraph. As a result, only the business described in the attached Notice of Annual Meeting of Stockholders and any other business brought forth by or at the direction of the Board of Directors will be consid-ered at the meeting.

   No business shall be conducted at the meeting except as described above. If the chairman of the meeting determines that any business was not properly brought before the meeting, the chairman will announce this at the meeting and the business will not be conducted.

March 5, 2001
Towson, Maryland

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

                                                                       Exhibit A

                   The Black & Decker Audit Committee Charter

A. MEMBERS.

This committee is composed of not less than three members, appointed annually by the Board, all of whom have no relationship to the Corporation that may in-terfere with the exercise of their independence from management and the Corpo-ration and shall meet the restrictions of Section 303.01(B)(3) of the New York Stock Exchange Listed Company Manual. All members shall be able to read and un-derstand fundamental financial statements, including the Corporation's balance sheet, income statement, and cash flow statement. At least one member shall have accounting or related financial management expertise. A member shall be deemed to have the required expertise if the member has past employment experi-ence in finance or accounting, professional certification in accounting, or any other comparable experience or background, or has been a chief executive offi-cer or other senior officer with financial oversight responsibilities.

B. FUNCTIONS.

   (1) Make recommendations to the Board regarding the selection of independent auditors for the Corporation; approve selection of and change in the indepen-dent auditors selected by the subsidiaries; evaluate the independent auditors; and ensure that the independent auditors are ultimately accountable to the Board and the committee.
   (2) Meet at least semi-annually with the Corporation's independent auditors to review and discuss the scope and estimated cost of the annual audit program and the results of the auditor's work, including reports, management letters, and the Corporation's accounting procedures and controls.
   (3) Serve as a channel of communication between the Board and the indepen-dent auditors.
   (4) Meet periodically with the Vice President & General Auditor to review the internal audit organization, adequacy of resources committed to the func-tion, the adequacy the system or internal controls, procedures, programs, and results of activities.
   (5) Review as appropriate changes in accounting standards or rules, any unu-sual accrual or reserve having a material effect, the adequacy of tax reserves, outstanding litigation, and related reserves for exposure.
   (6) Review on a continuing basis the administration of the Corporation's le-gal compliance program and the Corporation's Code of Ethics and Standards of Conduct.
   (7) Review expenses of the elected officers.
   (8) Require the principal independent auditors to provide a written state-ment of all relationships between the auditors and the Corporation consistent with Independence Standards Board Standard No. 1 and review and approve the level of non-audit work performed by them.
   (9) Review and reassess the adequacy of the charter of the committee annual-ly.
   (10) Report the charter, charter amendments and activities of the committee in the Corporation's proxy statement as required by rules of the SEC.
   (11) Review and discuss with management the financial statements in the Cor-poration's Annual Report on Form 10-K, discuss with the principal independent auditors the matters required to be discussed by Statement on Auditing Stan-dards No. 61, and based on the review and discussion, recommend to the Board that the audited financial statements be included in the Annual Report on Form 10-K.
   (12) In addition to its specific audit functions, satisfy itself generally that the accounting practices and internal control systems throughout the Cor-poration are adequate to assure reliable and informative financial reporting, to safeguard corporate assets, to assure compliance with the laws and regula-tions to which the Corporation is subject, and to assure adherence to a high standard of business conduct.

C. STAFF SUPPORT.

Corporate General Auditor.

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

                                                                       Exhibit B

                   THE BLACK & DECKER PERFORMANCE EQUITY PLAN

SECTION 1. PURPOSE

The purpose of The Black & Decker Performance Equity Plan (the "Plan") is to attract and retain key employees of The Black & Decker Corporation (the "Corpo-ration") and its Subsidiaries, to motivate those employees to put forth maximum efforts for the long-term success of the business, and to encourage ownership of the Corporation's Stock by them.

SECTION 2. DEFINITIONS

The following definitions are applicable to the Plan:

     (a) "Committee" shall mean the Organization Committee of the Corpora-tion's Board of Directors or such other committee of the Board comprised of not less than three members as the Board of Directors shall from time to time appoint to administer the Plan. All members of the Committee shall be members of the Board of Directors of the Corporation who are not eligible to participate in the Plan and who are (i) disinterested persons as defined in Rule 16b-3 adopted pursuant to the Exchange Act, and (ii) outside direc-tors as defined in the Section 162(m) Regulations.

     (b) "Designated Beneficiary" shall mean the beneficiary designated by the Participant, in a manner determined by the Committee, to receive shares of Stock or other payments due the Participant in the event of the Partici-pant's death, or in the absence of an effective designation by the Partici-pant, the Participant's surviving spouse, or, if there is no surviving spouse, the Participant's estate.

     (c) "Employee" shall mean a regular full-time salaried employee of the Corporation or of a Subsidiary.

     (d) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (e) "Executive Officer" shall mean an executive officer of the Corpora-tion within the meaning of Rule 3b-7 promulgated under the Exchange Act and a "covered employee" as defined by the Section 162(m) Regulations.

     (f) "Fiscal Year" shall mean the fiscal year of the Corporation.

     (g) "Participant" shall mean an Employee who is selected by the Commit-tee to participate in the Plan pursuant to Section 5.

     (h) "Performance Goals" shall mean the performance objective or objec-tives relating to, in whole or in part, the performance of the Corporation or any Subsidiary, group, division, or operating unit of the Corporation or any Subsidiary during a Performance Period. With respect to a Participant who is an Executive Officer, the performance objective or objectives shall be based on one of, or a combination of, the following factors: the market price of the Stock at the close of business on the last business day of the Performance Period, increases in the market price of the Stock during the Performance Period, the earnings for the Performance Period or any year or years in the Performance Period (either before taxes, before interest and taxes, before depreciation, amortization, interest and taxes, or after all of the foregoing), the earnings per share for the Performance Period or any year or years in the Performance Period, or, as to the Corporation or any Subsidiary, group, division or operating unit thereof, the average annual return on equity or net assets for the Performance Period or the return on equity or net assets for a specified year or years in the Performance Peri-od, the average annual gross margin or cost of goods sold for the Perfor-mance Period or the gross margin or cost of goods sold for a specified year or years in the Performance Period, or the average annual cash flow from operations or free cash flow for the Performance Period or the cash flow from operations or free cash flow for a specified year or years in the Per-formance Period.

     (i) "Performance Period" shall mean with respect to each grant of Per-formance Shares a period of three to five Fiscal Years.

     (j) "Performance Shares" shall mean a grant pursuant to Sections 5 and 7 of an award in the form of shares of Common Stock or units equivalent thereto.

     (k) "Section 162(m) Regulations" shall mean the regulations adopted pur-suant to Section 162(m) of the Internal Revenue Code of 1986 (as amended), as such regulations may be amended from time to time.

     (l) "Stock" shall mean the common stock, $.50 par value, of the Corpora-tion.

     (m) "Subsidiary" shall mean any business entity in which the Corpora-tion, directly or indirectly, owns 50 percent or more of the total combined voting power of all classes of stock or other equity interests.

SECTION 3. ADMINISTRATION

The Plan shall be administered by the Committee. The Committee shall have full power to establish the form and terms and conditions (including, without limi-tation, noncompete, confidentiality or similar provisions) of the Performance Share Agreement that shall represent the grant of Performance Shares to a Par-ticipant hereunder, to construe and interpret the Plan and to establish and amend rules and regulations for its administration. All actions taken and de-cisions made by the Committee pursuant to the provisions of the Plan shall be binding and conclusive on all persons for all purposes, including but not lim-ited to Participants and their legal representatives and beneficiaries. The rights of a Participant shall at all times be subject to the terms and condi-tions set forth in the respective Performance Share Agreement.

SECTION 4. MAXIMUM AMOUNT AVAILABLE FOR GRANTS

     (a) The maximum number of Performance Shares that may be granted and the maximum number of shares of Stock that may be issued under the Plan is 2,500,000, subject to adjustment as provided in Section 11. If Performance Shares are forfeited under the Plan, they and any related shares of Stock shall again be available for grant and issuance under the Plan. Subject to
  Section 10, if Performance Shares are paid in cash rather than in shares of Stock, they and any related shares of Stock shall not be available for grant and issuance.

     (b) Shares of Stock delivered under the Plan shall be made available from authorized but unissued shares.

     (c) With respect to each Performance Period beginning on or after Janu-ary 1, 1996, the maximum number of Performance Shares that may be granted, and the maximum number of shares of Stock that may be issued, to any Par-ticipant shall be 75,000.

SECTION 5. PARTICIPATION; GRANTS

The Committee shall from time to time make grants of Performance Shares to Participants selected from among those Employees who, in the opinion of the Committee, have the capacity to contribute in substantial measure to the suc-cessful performance of the Corporation and its Subsidiaries. In making grants, the Committee may take into account a Participant's level of responsibility, rate of compensation, individual performance and contribution, and such other criteria as it deems appropriate. If an Employee becomes a Participant after the commencement of a Performance Period, the number of Performance Shares granted, if any, may be prorated for the length of time remaining in the Per-formance Period. With respect to any Employee who is or becomes an Executive Officer, the Committee may not designate the Employee a Participant more than 90 days after the commencement of a Performance Period. The Committee may not grant Performance Shares to any member of the Committee.

SECTION 6. PERFORMANCE GOALS

The Committee shall establish Performance Goals for each Performance Period on the basis of such criteria, and to accomplish such objectives, as the Commit-tee may from time to time determine. The Committee shall also establish a schedule or schedules for the Performance Period setting forth the percentage of the Performance Shares granted that will be earned or forfeited based on the percentages of the Performance Goals for the period that are actually achieved or exceeded. To provide Participants with additional motivation, the Committee, in its discretion, may provide for the issuance to individual Par-ticipants, where Performance Goals in excess of a target are achieved or ex-ceeded, of additional, fully vested and unrestricted Performance Shares not to exceed 50% of the Performance Shares granted for the Performance Period; pro-vided, however, that with respect to Performance Periods beginning on or after January 1, 1996, if such an additional grant is made to an Executive Officer, the number of additional Performance Shares to be granted to the Executive Of-ficer shall be fixed by the Committee within 90 days of the commencement of the Performance Period, and the grant of additional Performance Shares to the Executive Officer shall be contingent upon the attainment of the Performance Goals established, in writing, by the Committee within 90 days of the com-mencement of the Performance Period. In setting Performance Goals, the Commit-tee may use return on equity, earnings growth, revenue growth, peer compari-sons or such other measures of performance in such manner as it deems appro-priate; provided, however, that for Performance Periods beginning on or after January 1, 1996, Performance Goals established with respect to a Participant who is an Executive Officer shall be based on one of, or a combination of, the factors set forth in the definition of Performance Goals. The

Committee shall establish Performance Goals before, or as soon as practicable after, the commencement of the Performance Period; provided that with respect to a Participant who is an Executive Officer the Performance Goals shall be es-tablished in writing by the Committee not later than 90 days after the com-mencement of the Performance Period. During the Performance Period and until such time thereafter as payment is made in accordance with Section 8(b), the Committee shall have the authority to adjust upward or downward the Performance Goals or the measure or measures of performance in such manner as it deems ap-propriate to reflect unusual, extraordinary or nonrecurring events, changes in applicable accounting rules or principles or in the Corporation's methods of accounting, changes in applicable tax law or regulations, changes in Fiscal Year or such other factors as the Committee may determine, including authority to determine that all or any portion of any Performance Shares otherwise earned for the Performance Period have not been earned (even if applicable Performance Goals originally established have been met). Notwithstanding the preceding sen-tence, with respect to a Performance Period beginning on or after January 1, 1996, the Committee shall have no such authority to the extent that the exist-ence or exercise of the authority would result in any awards made to such Par-ticipants for the Performance Period not being excluded from covered compensa-tion under the Section 162(m) Regulations as a result of the qualified perfor-mance based compensation exclusion in the Section 162(m) Regulations.

SECTION 7. DURING PERFORMANCE PERIOD

     (a) Performance Shares may be granted in the form of either shares of Stock or units equivalent thereto as described in the following paragraphs of this Section 7.

     (b) If Performance Shares are granted in the form of shares of Stock, certificates representing the Performance Shares shall be issued in the name of the Participant, but shall be retained in the custody of the Corpo-ration until the expiration of the Performance Period and the determination of the number of shares, if any, that are to be forfeited pursuant to the terms of the grant. During the Performance Period (and until such time thereafter as payment is made in accordance with Section 8(b)), the Perfor-mance Shares shall not be transferable, except to the extent rights may pass upon the death of the Participant to a Designated Beneficiary pursuant to the terms of this Plan. The Participant shall have the right during the Performance Period to receive all cash dividends and other cash distribu-tions with respect to the Performance Shares granted to the Participant that have not previously been forfeited and to vote such shares. Any dis-tribution of shares of stock or other securities or property made with re-spect to Performance Shares held in the name of a Participant shall be treated as part of the Performance Shares of the Participant and shall be subject to forfeiture and all the other limitations and restrictions im-posed upon such Performance Shares. Upon the expiration of the Performance Period or the occurrence of any other event that may give rise to forfei-ture under the Plan, the Corporation may defer payment of dividends on Per-formance Shares until a determination is made as to the number of such shares, if any, to be forfeited, and no further dividends shall be paid with respect to forfeited shares after the date of the forfeiture (regard-less of whether the record date of the dividend is before or after the date of the forfeiture). The Participant shall retain the right to vote all Per-formance Shares until a determination has been made by the Committee as to whether such shares, or a part thereof, have been forfeited. In the event of the death of the Participant, his Designated Beneficiary shall have the same right to receive cash dividends and other cash distributions with re-spect to the Performance Shares that are not forfeited and to vote such shares as the Participant would have had if he had survived.

     (c) If Performance Shares are granted in the form of units equivalent to shares of Stock, no certificates shall be issued with respect to the units, but the Corporation shall maintain a bookkeeping account in the name of the Participant to which the units shall relate and the units shall otherwise be treated in a comparable manner as if the Participant had been awarded shares of Stock (except that no voting rights or other stock ownership rights shall apply to the units). Each such unit shall represent the right to receive one share of Stock or a cash payment of equivalent value at the time, in the manner and subject to the restrictions set forth in the Plan. If, during the Performance Period, cash dividends or other cash distribu-tions are paid with respect to shares of Stock, the Corporation shall pay to the Participant in cash an amount equal to the cash dividends or cash distributions that he would have received if the Performance Shares had been granted in the form of shares of Stock rather than units equivalent thereto. If, during the Performance Period, shares of stock or other secu-rities or property are distributed with respect to the Stock, additional units equivalent to such shares, securities or property shall be added to the Participant's bookkeeping account as additional units and shall be sub-ject to forfeiture and all other limitations and restrictions imposed upon the related units. Upon the expiration of the Performance Period or the oc-currence of any other event that may give rise to forfeiture under the Plan, the Corporation may defer payment of dividend equivalents on units of Performance Shares until a determination is made as to the number of such units, if any, to be forfeited, and no further dividend equivalents shall be paid with respect to forfeited units after the date of the forfeiture (regardless of whether the record date of the dividend is before or after the date of the forfeiture). In the event of the death of the Participant, his Designated Beneficiary shall have the same right to receive cash payments equivalent to cash dividends and other cash distributions with respect to the units of Performance Shares which are not forfeited as the Participant would have had if he had survived. A Participant (or Designated Beneficiary) shall have no right to or interest in any specific assets of the Corporation or any of its Subsid-iaries by reason of the establishment of the bookkeeping account described in this paragraph (c), and shall have only the right of an unsecured credi-tor of the Corporation with respect to amounts payable from such account under this Plan.

SECTION 8. PAYMENT

     (a) As soon as practicable after the end of a Performance Period, except as permitted in paragraph (c) of this Section 8, the Committee shall deter-mine the extent to which the Performance Goals have been achieved or ex-ceeded and, on this basis, shall certify and declare in writing what per-centages, if any, of the granted Performance Shares have been earned with respect to the Performance Period.

     (b) In accordance with the procedures specified by the Committee from time to time, payment of Performance Shares that have been earned shall be made in Stock, cash equivalent in value to the corresponding shares of Stock, or a combination thereof as determined by the Committee.

     (c) For the first Performance Period established under the Plan (but not for any subsequent Performance Periods), the Committee may in its discre-tion establish interim Performance Goals applicable to a Fiscal Year or Years ending prior to the end of the Performance Period, and provide for a portion of the Performance Shares granted for the Performance Period to be earned and paid out as soon as practicable following the end of each such Fiscal Year or Years to the extent such interim Performance Goals are sat-isfied.

SECTION 9. TERMINATION OF EMPLOYMENT AND FORFEITURES

Subject to the provisions of Section 10:

     (a) Except as otherwise provided in paragraph (c) below, Performance Shares which are granted but not earned by a Participant with respect to the Performance Period shall be forfeited.

     (b) Except as otherwise provided in paragraph (c) below or in Section 8(c), if a Participant ceases to be an Employee prior to the end of the Performance Period, all of such Participant's Performance Shares for the Performance Period shall be forfeited.

     (c) If prior to the end of a Performance Period, a Participant dies or ceases to be an Employee by reason of (i) retirement from active employment with a right to receive an immediate pension benefit under the applicable pension plan of the Corporation or any of its Subsidiaries, (ii) extended disability (such as entitles the Participant to long-term disability pay-ments under the applicable pension plan or long-term disability plan of the Corporation or any of its Subsidiaries), or (iii) for any other reason specified in each case by the Committee, there shall be forfeited as of the cessation of employment a number of Performance Shares equal to the number initially granted to the Participant for that Performance Period multiplied by a fraction, (i) the numerator of which shall be the number of full cal-endar months from the date of the Participant's cessation of employment to the end of the Performance Period, and (ii) the denominator of which shall be the number of months representing the entire Performance Period; provid-ed, that with respect to Performance Periods beginning before January 1, 1996, the Committee is authorized to declare (before or as soon as practi-cable after such cessation of employment) that a lesser number of Perfor-mance Shares shall be forfeited as of the date of such cessation of employ-ment. With respect to the Performance Shares that are not so forfeited as of the date of such cessation of employment, the Performance Period shall continue and the percentage of such remaining Performance Shares that are earned or forfeited shall be determined based upon the extent to which the applicable Performance Goals for such Performance Period have been achieved or exceeded (subject to the last two sentences of Section 6).

     (d) Transfer from the Corporation to a Subsidiary, from a Subsidiary to the Corporation, or from one Subsidiary to another Subsidiary shall not be considered a termination of employment. Nor shall it be considered a termi-nation of employment if an Employee is placed on military or sick leave or on other leave of absence that is considered by the Committee as continuing intact the employment relationship. In those cases, the employment rela-tionship shall be continued until the later of the date when the leave equals 90 days or the date when an Employee's right to reemployment shall no longer be guaranteed either by law or by contract, except that in the event active employment is not renewed at the end of the leave of absence, the employment relationship shall be deemed to have been terminated at the beginning of the leave of absence.

SECTION 10. MERGERS, SALES AND CHANGE OF CONTROL

     (a) In the case of (i) any merger, consolidation, share exchange or com-bination of the corporation with or into another corporation (other than a merger, consolidation, share exchange or combination in which the Corpora-tion is the surviving corporation and which does not result in the out-standing Stock being converted into or exchanged for different securities, cash or other property, or any combination thereof) or a sale of all or substantially all of the business or assets of the Corporation or (ii) a Change of Control of the Corporation, all Performance Periods shall be deemed to have ended as of the end of the most recent quarterly accounting period prior to the date of the merger, consolidation, share exchange, com-bination, sale of assets, or Change of Control and the maximum percentage of Performance Shares (150% of the number granted or, with respect to Per-formance Periods beginning on or after January 1, 1996, 100% of the number granted) shall be deemed to have been earned. In the event that application of the foregoing provisions results in more than 2,500,000 Performance Shares being deemed to have been earned, then notwithstanding any other provision of the Plan (including but not limited to the provisions of Sec-tion 4) any Performance Shares in excess of 2,500,000 deemed to have been earned shall be paid in cash equivalent in value to the corresponding shares of Stock.

     (b) "Change of Control" of the Corporation shall mean a change of con-trol of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, whether or not the Corporation is in fact required to do so, provided that, without limitation, such a change of control shall be deemed to have oc-curred if (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation or a corpora-tion owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of Stock of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Cor-poration representing 20% or more of the combined voting power of the Cor-poration's then outstanding securities; or (B) during any period of two consecutive years (not including any period prior to the adoption of the Plan), individuals who at the beginning of the period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction de-scribed in clauses (A) or (D) of this definition) whose election by the Board or nomination for election by the Corporation's stockholders was ap-proved by a vote of at least two-thirds of the directors then still in of-fice who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board; or (C) the Corporation enters into an agreement, the consummation of which would result in the oc-currence of a change in control of the Corporation; or (D) the stockholders of the Corporation approve a merger, consolidation or share exchange be-tween the Corporation and any other corporation, other than a merger or consolidation which would result in the voting securities of the Corpora-tion outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 60% of the combined voting power of the vot-ing securities of the Corporation or such surviving entity outstanding im-mediately after such merger, consolidation or share exchange, or the stock-holders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all the Corporation's assets.

SECTION 11. ADJUSTMENT OF AND CHANGES IN STOCK

In the event of a reorganization, recapitalization, stock split, stock divi-dend, combination of shares, merger, consolidation, share exchange, rights of-fering, distribution of assets, or any other change in the corporate structure or capital stock of the Corporation, the Committee shall make such adjustments, if any, as it deems appropriate in the number of Performance Shares that have been or may be granted under the Plan, the number of shares of Stock available for issuance under the Plan, and the Performance Goals and the number of Per-formance Shares that may be earned, to reflect the change, and any adjustments so made shall be conclusive for all purposes of the Plan.

SECTION 12. MISCELLANEOUS PROVISIONS

     (a) The rights or interest of a Participant or Designated Beneficiary under the Plan may not be assigned, encumbered or transferred until such time as payment is made in accordance with Section 8(b), except to the ex-tent rights may pass upon the death of the Participant to a Designated Ben-eficiary pursuant to the terms of this Plan.

     (b) No Employee or other person shall have any claim or right to be granted Performance Shares under the Plan. Neither the Plan nor any action taken thereunder shall be construed as giving any Employee or other person any right to be retained in the employ of the Corporation or any of its Subsidiaries.

     (c) Performance Shares granted or earned and cash dividends or other cash distribution paid under the Plan shall not be deemed compensation in determining the amount of any entitlement under any retirement or other em-ployee benefit plan of the Corporation or any of its Subsidiaries.

     (d) The Committee may adopt and apply rules that will ensure that the Corporation and its Subsidiaries will be able to comply with applicable provisions of any Federal, state or local law relating to the withholding of tax, including but not limited to the withholding of tax on dividends paid on Performance Shares and on the amount, if any, includable in income of a Participant after the expiration of the Performance Period. The Com-mittee shall have the right in its discretion to satisfy withholding tax liability by retaining or purchasing Performance Shares.

     (e) The Plan shall be construed in accordance with and governed by the laws of the State of Maryland.

     (f) In this Plan, whenever the context so requires, the masculine gender includes the feminine and a singular number includes the plural.

SECTION 13. AMENDMENT OR TERMINATION

The Board of Directors of the Corporation may amend, suspend or terminate the Plan at any time and in such manner and to such extent as it deems advisable, but no amendment shall be made without the approval of a majority of the shares represented and entitled to vote at a duly called meeting of stockhold-ers at which a quorum is present that would (i) increase the number of Perfor-mance Shares that may be granted under the Plan (except as provided in Section
11), (ii) increase the maximum number of shares of Stock available for issu-ance under the Plan (except as provided in Section 11), (iii) materially in-crease the 50% limitation set forth in Section 6, or (iv) change the Plan's eligibility requirements. No amendment, suspension or termination shall impair any right theretofore granted to any Participant, without the consent of the Participant.

SECTION 14. EFFECTIVE DATE AND TERM OF PLAN

Performance Shares may be granted under the Plan after December 31, 2000, only if the amendments to the Plan approved by the Board of Directors of the Corpo-ration on February 8, 2001, are approved by the affirmative vote of the hold-ers of a majority of the shares present and entitled to vote at the Annual Meeting of Stockholders of the Corporation to be held on April 25, 2001, or any adjournment thereof. No Performance Shares shall be granted under the Plan after December 31, 2005.

SECTION 15. INDEMNIFICATION OF COMMITTEE

In addition to such other rights of indemnification as they may have as mem-bers of the Corporation's Board of Directors or as members of the Committee, each member of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Performance Shares granted thereunder, and against all amounts paid by him in settlement thereof, provided such settlement is approved by independent le-gal counsel selected by the Corporation, or paid by him in satisfaction of a judgment in any such action, suit or proceeding except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for gross negligence or misconduct in his duties; provided that within 60 days after the institution of such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

                                                                      Exhibit C

              THE BLACK & DECKER EXECUTIVE ANNUAL INCENTIVE PLAN

1. PURPOSE

The purpose of The Black & Decker Corporation Executive Annual Incentive Plan is to make a part of the annual compensation of the Corporation's officers de-pendent on the Corporation's performance and to provide rewards for perfor-mance as a competitive incentive to their efforts on the Corporation's behalf, and thus to enhance and reinforce the Corporation's ability to achieve its business goals. It is the intention of the Board of Directors of the Corpora-tion in adopting the Plan that amounts paid to Participants under the Plan be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the Section 162(m) Regulations.

2. DEFINITIONS

Whenever used for purposes of the Plan, the following terms have the meanings defined below, and when the defined meaning is intended, the term is capital-ized:

     (a) "Award" means a grant to a Participant of incentive compensation un-der the Plan.

     (b) "CEO" means the Chief Executive Officer of the Corporation.

     (c) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (d) "Committee" means the Organization Committee of the Board of Direc-tors of the Corporation, or any other committee consisting solely of two or more "outside directors" (within the meaning of the Section 162(m) Regula-tions) designated as such by the Board of Directors of the Corporation.

     (e) "Corporation" means The Black & Decker Corporation.

     (f) "Maximum Participant Award" means, with respect to a particular par-ticipant, the maximum Award payable to such Participant as determined in accordance with Section 6(c) under the Plan.

     (g) "Participant" means an employee who is an officer of the Corporation who has been designated to participate in the Plan.

     (h) "Performance Period" means the fiscal year in respect of which an Award is to be paid under the Plan.

     (i) "Plan" means The Black & Decker Executive Annual Incentive Plan, as amended from time to time.

     (j) "Section 162(m) Regulations" mean the regulations adopted pursuant to Section 162(m) of the Code, as amended from time to time.

     (k) "Subsidiary" means any domestic or foreign corporation, at least 50% of the outstanding voting stock or voting power of which is beneficially owned, directly or indirectly, by the Corporation.

3. ADMINISTRATION

   (a) The Committee shall determine who shall be a Participant, the applica-ble performance goals for each Performance Period and the amount of any Awards paid under the Plan, shall construe, interpret and administer the Plan, and shall adopt such rules and regulations and take such other action as it deems appropriate. All decisions by the Committee shall be final, conclusive and binding on the Corporation and each Participant, former Participant, benefi-ciary and every other interested person. The Committee may condition partici-pation in the Plan by an employee upon the employee agreeing to certain terms and conditions of employment (including, without limitation, noncompete, con-fidentiality or similar provisions). Prior to the payment of any Awards under the Plan the Committee shall certify, in accordance with the Section 162(m) Regulations, that the performance goals in respect of the applicable Perfor-mance Period have been satisfied. The Committee will report annually to the Board of Directors of the Corporation all action taken under the Plan, includ-ing Awards paid.

   (b) Within 90 days of the beginning of each Performance Period (or, if ear-lier, before 25% of the period of service to which the performance goals re-late has elapsed), the Committee shall establish or approve performance goals for the Performance Period. The performance goals established by the Committee shall be stated in terms of an objective formula or standard and shall be based on one of, or a combination of, the following factors: the market price of the Corporation's Common Stock at the close of business on the last business day of the Performance Period, increases in the market price of the Corporation's Common Stock during the Performance Period, the earnings for the Performance Period (either before taxes, before interest and taxes, before depreciation, amortization, interest and taxes, or after all of the foregoing), the earnings per share for the Performance Period, or, as to the Corporation or any business unit thereof, the return on equity or net assets for the Perfor-mance Period, the gross margin or cost of goods sold for the Performance Peri-od, or the cash flow from operations or free cash flow for the Performance Pe-riod.

   (c) The Committee shall administer the Plan in a manner consistent with the terms and conditions of the Section 162(m) Regulations to enable Awards paid under the Plan to be "qualified performance-based compensation" within the meaning of Section 162(m) of the Code and the Section 162(m) Regulations.

4. PARTICIPATION

   (a) Participation in the Plan shall be limited to selected officers of the Corporation who the Committee has determined have a significant influence on the Corporation's annual corporate performance. The selection of Participants shall be made by the Committee within 90 days of the beginning of a Performance Period (or, if earlier, before 25% of the period of service to which the per-formance goals relate has elapsed) and communicated to the Participants as soon thereafter as practicable.

   (b) At any time during a Performance Period the Committee may designate new Participants or remove officers from participation, in its sole discretion. An officer's participation in the Plan in any prior year or years shall not give the officer the right to be a Participant in any subsequent year.

5. AWARDS

   (a) At the end of each Performance Period, the CEO shall submit a written report to the Committee describing the performance of the Corporation (or, if applicable, a business unit) relative to those performance goals previously es-tablished by the Committee for the Performance Period.

   (b) Awards shall be made annually in accordance with the respective perfor-mance against the performance goals established by the Committee for the re-spective Performance Period.

   (c) The decision to pay or not to pay an Award and the amount of the Award to be paid shall be made by the Committee based on the performance goals estab-lished in respect of the applicable Performance Period and in accordance with the Section 162(m) Regulations. Under no circumstances may the Committee make an Award to a Participant that exceeds the applicable Maximum Participant Award for the respective Performance Period. The Committee in its sole discretion may reduce the amount of any Award paid to a Participant below the amount of the Award that otherwise would be payable to the Participant upon application of the performance goals for the applicable Performance Period or may decide not to pay an Award when performance goals for the applicable Performance Periods have been satisfied, but under no circumstances may the Committee increase the amount of any Award that otherwise would be payable to the Participant upon ap-plication of the performance goals for the applicable Performance Period.

   (d) With respect to each Participant, the Maximum Participant Award for a Performance Period shall be equal to 200% of his or her annual base salary on the date the Committee establishes the performance goals for the applicable Performance Period. Notwithstanding the foregoing, under no circumstances may the Maximum Participant Award for any Performance Period exceed $4 million.

6. PAYMENT OF AWARDS

   (a) Awards shall be paid as soon as practicable after the end of a Perfor-mance Period, after audited results for the Performance Period are available, and after the Committee has certified that the applicable performance goals have been satisfied.

   (b) Awards shall be paid in cash and shall be paid in the currency in which each Participant's base salary is paid.

7. TERMINATION OF EMPLOYMENT

If before an Award is actually paid to a Participant with respect to a Perfor-mance Period the Participant ceases to be a regular, full-time employee of the Corporation or any of its Subsidiaries for a reason other than retirement with a right to an immediate retirement benefit, the Participant's eligibility under the Plan shall terminate and no Award will be made. If a Participant's employment terminates at a time when the Participant has a right to receive an immediate retirement benefit from the Corporation or any of its Subsidiaries, the Committee may make such Award as it deems appropriate under the circum-stances; provided, however, that the Award shall not exceed the Award the Par-ticipant would have been entitled to receive upon application of the perfor-mance goals for the applicable Performance Period if the Participant had been employed for the entire Performance Period times a fraction the numerator of which shall equal the number of days the Participant was employed by the Corpo-ration and its Subsidiaries during the Performance Period and the denominator of which shall equal the number of days in the Performance Period.

8. CLAIM TO AWARDS AND EMPLOYMENT RIGHTS

No officer or other person shall have any claim or right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be con-strued as giving any person any right to be retained in the employ of the Cor-poration or a Subsidiary or affecting the right of the Corporation and its Sub-sidiaries to terminate the employment of any person at any time, for any reason and with or without notice.

9. TAX WITHHOLDING

The Corporation or a Subsidiary, as appropriate, shall have the right to deduct from all Award payments for any Federal, State or local taxes or other similar payments required by law to be withheld with respect to such payments.

10. EXPENSES OF PLAN

The expenses of administering the Plan shall be borne by the Corporation and its Subsidiaries.

11. AMENDMENT AND TERMINATION

The Corporation may, in its discretion, terminate, amend or modify this Plan at any time and from time to time.

12. EFFECTIVE DATE OF THE PLAN

The Plan shall be effective as of January 1, 1996, provided that the Plan is approved by the stockholders of the Corporation at the 1996 Annual Meeting of Stockholders or any adjournment thereof. In the event the Plan is not approved by the stockholders of the Corporation at the 1996 Annual Meeting of Stockhold-ers or any adjournment thereof, the Plan shall terminate and be of no force and effect and no benefits shall be payable hereunder.

NOTICE OF ANNUAL MEETING
AND
PROXY STATEMENT
-------------------------------
                                                     [LOGO OF BLACK AND DECKER]
Annual Meeting of Stockholders
April 25, 2001

The Black & Decker Corporation
701 East Joppa Road
Towson, Maryland 21286

HAVE YOU MOVED?

The Black & Decker Corporation
Mail Stop TW266
701 East Joppa Road
Towson, Maryland 21286

Please change my address on the books of The Black & Decker Corporation.

Name of Owner:
-------------------------------------------------------------------------------
(Print name exactly as it appears on stock certificate)

From (Old Address):
-------------------------------------------------------------------------------
(Please Print)

To (New Address):
-------------------------------------------------------------------------------
                       Street Address         City or Town    State    Zip Code

Date:           Signature:
-------------------------------------------------------------------------------
Owner should sign name exactly as it appears on stock certificate.
If this form is signed by a representative, evidence of authority should be supplied.

                              THE BLACK & DECKER CORPORATION
                       701 East Joppa Road, Towson, Maryland 21286
P
              This Proxy Is Solicited on Behalf of the Board of Directors
R
               The undersigned hereby appoints Nolan D. Archibald and Mark H.
O Willes, and each of them, Proxies of the undersigned, with power of substitution, to vote all shares of common stock of Black & Decker
X that the undersigned could vote if present at the 2001 Annual Meeting of Stockholders to be held April 25, 2001, and any adjournments
Y of the meeting. The undersigned further gives the Proxies authority to vote according to their best judgment on any other matters properly coming before the meeting.

          Election of Directors, Nominees:

          01. N.D. Archibald, 02. N.R. Augustine, 03. B.L. Bowles, 04. M.A. Burns, 05. M. Candlish, 06. M.A. Fernandez, 07. A. Luiso, and 08. M.H. Willes.

               You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you NEED NOT MARK any boxes if you wish to VOTE IN ACCORDANCE with the Board of Directors' recommendations. Please mark, sign, date, and return this Proxy promptly using the enclosed envelope.


                                                                 -------------
                                                                  SEE REVERSE
                                                                     SIDE
                                                                 -------------


--------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

X  Please mark your
   votes as in this
   example.

This proxy when properly executed will be voted in the manner directed herein. If no direction is given, this proxy will be voted FOR all of the Board of Directors' nominees and FOR proposals 2, 3, and 4, and a vote AGAINST proposals 5, 6, and 7.

-----------------------------------------------------------------------------------------------------------------------------------
                     The Board of Directors recommends a vote FOR the nominees and FOR proposals 2, 3, and 4.
-----------------------------------------------------------------------------------------------------------------------------------
                   FOR    WITHHELD                         FOR  AGAINST  ABSTAIN                              FOR  AGAINST  ABSTAIN
1.  Election of    [ ]      [ ]     2.  Ratification of    [ ]    [ ]      [ ]    4.  Proposal to re-approve  [ ]    [ ]      [ ]
    Directors                           Ernst & Young LLP                             the Executive Annual
    (see reverse)                       as Independent                                Incentive Plan
Vote FOR all nominees, except           Accountants

                                    3.  Proposal to amend  [ ]    [ ]      [ ]
                                        and re-approve the
                                        Performance
---------------------------------       Equity Plan
                                                                               ----------------------------------------------------
-----------------------------------------------------------------------------        The Board of Directors recommends a vote
                                                                                         AGAINST proposals 5, 6, and 7.
                                                                               ----------------------------------------------------
                                                                                                             FOR  AGAINST  ABSTAIN
                                                                               5.  Stockholder Proposal #1   [ ]    [ ]      [ ]

                                                                               6.  Stockholder Proposal #2

                                                                               7.  Stockholder Proposal #3

                                                                               ----------------------------------------------------


SIGNATURE(S) __________________________ DATE ____________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, etc., should so indicate when signing and sign as required by the authority they hold.

--------------------------------------------------------------------------------
    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL








Dear Stockholder:

   Black & Decker encourages you to take advantage of new and convenient ways by which you can vote your shares. You can vote your shares electronically over the Internet or by telephone. This eliminates the need to return the proxy card.

   To vote your shares electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system.

   1. To vote over the Internet:

        . Log on to the Internet and go to the Web site http://www.eproxyvote.com/bdk. Internet voting will be available until 12:01 A.M. on April 25, 2001.

   2. To vote by telephone:

        .  On a touch-tone telephone, call toll-free 1-877-PRX-VOTE (1-877-779-
           8683) 24 hours a day, seven days a week. Telephone voting will be available until 12:01 A.M. on April 25, 2001.

        .  Non-U.S. stockholders should call 1-201-536-8073.

   Your electronic vote authorizes the named Proxies in the same manner as if you marked, signed, dated and returned the proxy card. (if you vote your shares electronically, do not mail back your proxy card.)

                 Your vote is important. Thank you for voting.

   You can also choose to receive future annual meeting materials electronically by going to the Web site http://www.econsent.com/bdk